LEASE AGREEMENT

                       dated as of March 26, 1997

                               by and among

                          FLEET NATIONAL BANK,
               not in its individual capacity but solely
                 in its capacity as Owner Trustee for
            ZENITH ELECTRONICS EQUIPMENT OWNER TRUST 1997-I,

                              as Lessor,

                                   and

                     ZENITH ELECTRONICS CORPORATION,

                                as Lessee,

                              Leveraged Lease of
          certain Television Picture Tube, Computer Monitor Tube and Other Television Related Manufacturing Equipment


NOTE:  CERTAIN RIGHTS OF THE LESSOR UNDER THIS
LEASE AGREEMENT AND IN THE EQUIPMENT LEASED
HEREUNDER HAVE BEEN ASSIGNED TO AND ARE SUBJECT TO
A SECURITY INTEREST IN FAVOR OF FIRST SECURITY
BANK, NATIONAL ASSOCIATION, IN ITS CAPACITY AS
INDENTURE TRUSTEE, UNDER AND TO THE EXTENT SET
FORTH IN THE TRUST INDENTURE AND SECURITY
AGREEMENT DATED AS OF MARCH 26, 1997, BETWEEN
FLEET NATIONAL BANK, IN ITS CAPACITY AS OWNER
TRUSTEE FOR THE OWNER TRUST, AND FIRST SECURITY
BANK, NATIONAL ASSOCIATION, IN ITS CAPACITY AS
INDENTURE TRUSTEE, AS SUCH TRUST INDENTURE AND
SECURITY AGREEMENT MAY BE AMENDED, MODIFIED OR
SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH
THE PROVISIONS THEREOF.  THIS LEASE AGREEMENT HAS
BEEN EXECUTED IN SEVERAL COUNTERPARTS.  NO
SECURITY INTEREST IN THE LESSOR'S RIGHT, TITLE AND
INTEREST IN AND TO THIS LEASE AGREEMENT AND THE
EQUIPMENT LEASED HEREUNDER MAY BE CREATED THROUGH
THE TRANSFER OR POSSESSION OF ANY COUNTERPART
OTHER THAN THE ORIGINAL COUNTERPART OF THIS LEASE
AGREEMENT CONTAINING THE RECEIPT THEREFOR EXECUTED
BY FIRST SECURITY BANK, NATIONAL ASSOCIATION, IN
ITS CAPACITY AS INDENTURE TRUSTEE, ON THE
SIGNATURE PAGE THEREOF.


[TABLE OF CONTENTS IN BACK OF DOCUMENT]


LEASE AGREEMENT

	This LEASE AGREEMENT (this "Lease") is
entered into as of March 26, 1997, by and among FLEET NATIONAL BANK, a national banking association, not in its individual capacity, except as otherwise specified herein, but solely in its capacity as Owner Trustee for THE ZENITH
ELECTRONICS EQUIPMENT OWNER TRUST 1997-I under a
Trust Agreement dated as of March 26, 1997, for the benefit of the Owner Participant named therein, as Lessor, and ZENITH ELECTRONICS
CORPORATION, a Delaware corporation, as Lessee.


I. ARTICLE

Definitions and Usage

A. 	SECTION   Definitions and Usage.  Unless
the context otherwise requires, capitalized terms used herein shall have the respective meanings assigned to them, whether directly or indirectly by reference, in Appendix A to the Participation
Agreement, and the rules of usage set forth in such Appendix A shall likewise govern this Lease.


I. ARTICLE

Lease of Equipment

A. 	SECTION   Lease of Equipment; Lease
Supplements. Subject to the terms and conditions hereof, on the Equipment Closing Date, the Lessor hereby agrees (subject to the terms and conditions set forth in the Participation Agreement) to purchase from the Lessee pursuant to a Bill of Sale and simultaneously to lease to the Lessee, and the Lessee hereby agrees to sell to the Lessor pursuant to a Bill of Sale and to lease from the Lessor, for the term referred to in Section 2.2 hereof, the Items of Equipment specified on
Schedule V to the Participation Agreement, on the terms more particularly set forth in the Lease
Supplement and Schedule of Equipment, the forms of which are attached hereto as Schedule A and Schedule B, delivered on the Equipment Closing
Date, the execution and delivery of which shall constitute acceptance of the Items of Equipment described therein for all purposes of this Lease and such Items of Equipment shall be subject to the terms of this Lease from the date thereof.

A. 	SECTION   Lease Term. Immediately upon
satisfaction of all applicable conditions described in Article III of the Participation
Agreement on the Equipment Closing Date, without necessity of any further act or evidence by any party hereto, each Item of Equipment specified on the Schedule of Equipment attached to the Lease
Supplement delivered on the Equipment Closing Date shall be deemed delivered to the Lessor and leased by the Lessor to the Lessee for the Base Term and, if the Lessee elects to exercise its renewal option pursuant to Article XVI hereof, for any Renewal Term, in either case, all pursuant to the terms of this Lease, unless this Lease shall have been earlier terminated in accordance with its terms.


I. ARTICLE

Rent

A. 	SECTION   Basic Rent.  With respect to
each Item of Equipment, the Lessee shall pay to the Lessor Basic Rent commencing on the first Rent
Payment Date specified in the Lease Supplement and related Schedule of Equipment and continuing on each Rent Payment Date thereafter for the duration of the Base Term for such Schedule of Equipment in an amount equal to the product of (a) the applicable percentage specified for such Rent
Payment Date in the Lease Supplement and (b) the
Lessor's Cost for such Item. The Lease Supplement shall indicate whether an installment of Basic
Rent is payable in advance or in arrears.  The
Lessor and the Lessee agree that for tax purposes each installment of Basic Rent that is indicated as payable in advance will be allocated for tax purposes over the six-month period beginning on the Rent Payment Date on which such advance payment is scheduled to be made, and each installment of Basic Rent that is indicated as payable in arrears will be accrued over the six-month period ending on the Rent Payment Date on which such arrears payment is scheduled to be made.

A. 	SECTION   Supplemental Rent.  The Lessee
shall pay promptly to the Lessor, or to the Person entitled thereto as expressly provided herein or in any other Operative Document, any and all Supplemental Rent as the same shall become due and payable, including any interest payable at the Overdue Rate as provided in Section 3.5 hereof.
The Lessee shall also pay as Supplemental Rent amounts equal to all amounts payable by the Owner
Trustee under the Trust Indenture as Make Whole
Premium Amounts, as well as fees and expenses, indemnities or expense reimbursements (other than those resulting from the gross negligence or willful misconduct of the Owner Trustee).

A. 	SECTION   Minimum Amount of Basic Rent
Payments. The amount of Basic Rent payable on each Rent Payment Date shall in no event be less than the amount required to pay the amount of principal of, and interest on, the Notes scheduled to be paid on such Rent Payment Date. The
Casualty Value and Termination Value for each Item of Equipment payable on any date in accordance with the terms hereof, whether or not adjusted pursuant to Section 3.7 hereof and Article IX of the Participation Agreement, shall in no event be less than the principal amount of the Notes equal to the Loan Value of such Items plus any accrued and unpaid interest (other than, in the case of any such date which is also a Rent Payment Date, interest due on such Rent Payment Date). The EBO
Price payable on the EBO Date for the Items of Equipment described in any Lease Supplement and related Schedule of Equipment, whether or not adjusted pursuant to Section 3.7 hereof and
Article IX of the Participation Agreement, shall in no event be less than the principal amount of the Notes plus any accrued and unpaid interest.

A. 	SECTION   Method of Payment.  All Rent
(other than Excluded Payments) payable to the Lessor at any time prior to termination of the Indenture shall be paid by the Lessee on behalf of the Lessor directly to the Indenture Trustee at the Indenture Trustee Office or such other place in the U.S. as the Indenture Trustee shall specify in a written notice to the Lessee at least five
(5) Business Days prior to the date such payment is due; provided, that all Rent (other than Excluded Payments) payable to the Lessor after receipt by the Lessee of notice from the Indenture
Trustee stating that the Indenture has been terminated following full satisfaction of the Notes and all other amounts due thereunder and under the Indenture shall be paid to the Lessor at its office set forth in Schedule I to the Participation Agreement or at such other place in the U.S. as the Lessor shall specify in a written notice to the Lessee at least five (5) Business
Days prior to the date such payment is due.  All
Excluded Payments shall be made at all applicable times (and whether or not the Lien of the Indenture shall have been discharged) to the Person entitled thereto as provided herein or in the applicable Operative Document, at the office of such Person as set forth in Schedule I to the Participation Agreement or at such other office in the U.S. as such Person entitled thereto shall specify in a written notice to the Lessee. All payments of Supplemental Rent shall be paid to the Person entitled thereto at the office of such Person set forth in Schedule I to the Participation Agreement or at such other office in the U.S. as such Person entitled thereto shall specify in a written notice to the Lessee at least five (5) Business Days prior to the date such payment is due. Each payment of Rent shall be made by the Lessee in immediately available funds prior to 11:30 a.m., New York time at the place of payment, on the date when such payment shall be due.

A. 	SECTION   Late Payment.  In the event
any Rent shall not be paid on its due date to any Person, the Lessee shall pay to the appropriate
Person on demand, as Supplemental Rent, interest
(to the extent permitted by Applicable Law) on such overdue amount from the due date thereof
(without regard to any grace period) to the date of payment thereof at the Overdue Rate.

A. 	SECTION   Net Lease; No Set-off,
Counterclaims, etc. THIS LEASE IS A NET LEASE, AND
NOTWITHSTANDING ANY PROVISION OF THIS LEASE OR OF
ANY OTHER OPERATIVE DOCUMENT TO THE CONTRARY, THE
LESSEE'S OBLIGATION TO PAY ALL PAYMENTS OF RENT AS
AND WHEN THE SAME SHALL BECOME DUE AND PAYABLE IN
ACCORDANCE WITH THE TERMS OF THIS LEASE AND ANY
OTHER OPERATIVE DOCUMENT SHALL BE ABSOLUTE AND
UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY
ABATEMENT OR DIMINUTION BY SET-OFF, DEDUCTION,
COUNTERCLAIM, RECOUPMENT, AGREEMENT, DEFENSE,
SUSPENSION, DEFERMENT, INTERRUPTION OR OTHERWISE,
AND UNTIL SUCH TIME AS ALL RENT REQUIRED TO BE
PAID UNDER THIS LEASE OR ANY OTHER OPERATIVE
DOCUMENT SHALL HAVE BEEN PAID, THE LESSEE SHALL
NOT HAVE ANY RIGHT TO TERMINATE THIS LEASE, OR TO
BE RELEASED, RELIEVED OR DISCHARGED FROM ITS
OBLIGATION TO MAKE, AND SHALL NOT SUSPEND, REDUCE
OR DISCONTINUE, ANY PAYMENT OF RENT, FOR ANY
REASON WHATSOEVER (EXCEPT AS MAY BE EXPRESSLY
PROVIDED HEREIN), including, without limitation:

1. 			any default,
misrepresentation, negligence, misconduct or other action or inaction of any kind by any Lessor
Party, the Lessee, the Guarantor or any other
Person, whether under or in connection with this Lease, any other Operative Document or any other agreement relating to this Lease or in connection with any unrelated transaction;

1. 			the insolvency, bankruptcy,
reorganization or cessation of existence, or discharge or forgiveness of indebtedness of any Person referred to in clause (a) above;

1. 			the invalidity,
unenforceability or impossibility of performance of this Lease or any other Operative Document for any reason;

1. 			any defect in the title,
condition, design, operation or fitness for use of, or any Lien or other restriction of any kind upon, all or any part of any Item of Equipment, any loss or destruction of, or damage to, any Item of Equipment or any interruption in or cessation of the ownership, possession, operation or use of any Item of Equipment for any reason whatsoever;

1. 			any restriction, prevention or
curtailment of or interference with any Item of Equipment or the use thereof or any part thereof for any reason whatsoever, including, without limitation, by any Governmental Authority;

1. 			any Applicable Law now or
hereafter in force;

1. 			any failure to obtain any
required Governmental Action for a transfer of rights or title to the Lessor, the Lessee or any other Person;

1. 			any amendment or other change
of, or any assignment of any rights under, any Operative Document, or any waiver or other action or inaction under or in respect of any Operative
Document, or any exercise or nonexercise of any right or remedy under or in respect of any Operative Document, including, without limitation, the exercise of any foreclosure or other remedy under the Indenture or this Lease or the sale of any Item of Equipment or any portion thereof or interest therein; or

1. 			any other cause, circumstance,
happening or event whatsoever, foreseen or unforeseen, whether similar or dissimilar to any of the foregoing.

	The Lessee hereby waives and hereby agrees to waive at any future time at the request of the Lessor, to the extent now or then permitted by Applicable Law, any and all rights that the Lessee may have or that at any time hereafter may be conferred upon either of them, by statute, regulation or otherwise, to terminate, cancel, quit or surrender this Lease other than in accordance with the express terms hereof. If for any reason whatsoever this Lease shall be terminated other than in accordance with the express terms hereof in whole or in part, by operation of law or otherwise, the Lessee nonetheless agrees to the extent permitted by Applicable Law or unless the Lessor has repossessed, retaken or required redelivery of the Equipment, to pay to the Lessor (or, in the case of Supplemental Rent, to the Person entitled thereto as provided herein or in the applicable
Operative Document) an amount equal to each Rent payment at the time and in the manner such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Each Rent payment shall be final and the Lessee agrees not to seek to recover all or any part of any such payment
(except for amounts paid to a Lessor Party which such Lessor Party in good faith agrees have been paid in error) from any Lessor Party for any reason under any circumstance whatsoever.

A. 	SECTION 	 Adjustments to Basic Rent,
Casualty Value, Termination Value and EBO Price.
Basic Rent, Casualty Value, Termination Value, and the EBO Price shall be adjusted when required by and in accordance with Article IX of the Participation Agreement, and an appropriate Lease
Supplement shall be executed and delivered to reflect all such adjustments.

A. 	SECTION 	 Accrued Basic Rent.  Subject
to Section 3.3 hereof, on any date that, pursuant to the terms of any Operative Document, the Lessee is obligated to pay Accrued Basic Rent, the Lessee shall not be obligated to pay that portion, if any, of Accrued Basic Rent that has already been paid by the Lessee in connection with a payment of Casualty Value or Termination Value on or before such date.


I. ARTICLE

Representations, Warranties and Agreements as to Equipment

A. 	SECTION   Disclaimer of Warranties.  AS
BETWEEN THE LESSOR AND THE LESSEE, DELIVERY OF A
LEASE SUPPLEMENT PURSUANT TO ARTICLE II HEREOF
SHALL BE CONCLUSIVE PROOF OF ACCEPTANCE BY THE
LESSEE OF EACH ITEM OF EQUIPMENT SPECIFIED ON THE
RELATED SCHEDULE OF EQUIPMENT AS BEING IN
COMPLIANCE WITH ALL REQUIREMENTS OF THIS LEASE.
THE LESSOR LEASES AND THE LESSEE TAKES EACH SUCH
ITEM OF EQUIPMENT AND EACH COMPONENT PART THEREOF
"AS IS" AND "WHERE IS", AND THE LESSEE
ACKNOWLEDGES THAT NONE OF THE LESSOR PARTIES HAS
MADE, NOR SHALL BE DEEMED TO HAVE MADE, ANY
REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS
TO THE TITLE, VALUE, COMPLIANCE WITH
SPECIFICATIONS, CONDITION, MERCHANTABILITY,
DESIGN, QUALITY, DURABILITY, OPERATION OR FITNESS
FOR USE OR PURPOSE OF EACH SUCH ITEM OF EQUIPMENT
OR ANY COMPONENT PART THEREOF OR ANY OTHER
REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR
IMPLIED, WITH RESPECT TO EACH SUCH ITEM OF
EQUIPMENT OR ANY COMPONENT PART THEREOF OR
OTHERWISE, IT BEING AGREED THAT ALL RISKS INCIDENT
THERETO ARE TO BE BORNE, AS BETWEEN THE LESSOR AND
THE LESSEE, BY THE LESSEE IN THE EVENT OF ANY
DEFECT OR DEFICIENCY IN ANY SUCH ITEM OF EQUIPMENT
OR ANY COMPONENT PART THEREOF, OF ANY NATURE
WHETHER PATENT OR LATENT, AND THAT NONE OF THE
LESSOR PARTIES SHALL HAVE ANY RESPONSIBILITY OR
LIABILITY WITH RESPECT THERETO, except that the
Lessor hereby represents, warrants and covenants that each such Item of Equipment shall be free of Lessor Liens on the Equipment Closing Date. The provisions of this Section 4.1 have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any other warranties made by any Lessor Party, express or implied, with respect to any Item of Equipment or any component part thereof, whether arising pursuant to the UCC or any other
Applicable Law now or hereafter in effect or otherwise. Nothing contained in this Section 4.1 shall in any way diminish or otherwise affect any right the Lessee may have with respect to any Item of Equipment against any third Person. None of the Lessor Parties shall at any time be required to inspect any Item of Equipment or any component part thereof, and any actual inspection by any Lessor Party shall not be deemed to affect or modify the provisions of this Section 4.1.

A. 	SECTION   Lessee To Exercise Certain
Rights. The Lessor hereby authorizes the Lessee, at the Lessee's expense, to exercise in the name of and on behalf of the Lessor and the Lessee, as their interests may appear, the right and power to deal with any Seller or manufacturer (including agents and consultants thereof) of any Item of Equipment or any component part thereof and the right to enforce (by legal action or otherwise) against such Seller or manufacturer all rights, powers and privileges of the Lessor and to receive all benefits of the Lessor with respect to such Seller or manufacturer, under any express or implied warranty or indemnity or otherwise;
provided, that the Lessee shall indemnify each Indemnified Person and hold each such Indemnified
Person harmless from and against any and all claims, costs, expenses, damages, losses and liability incurred or suffered by such Indemnified
Person in connection with, as a result of, or incidental to, any action or inaction by the Lessee pursuant to the above authorization;
provided, further, that if a Material Default or an Event of Default shall have occurred and be continuing the Lessor may terminate the authority of the Lessee under this Section 4.2. Any amount paid under any such warranty or other such claim or in lieu of performance of any such warranty or claim shall be paid over, held and applied as set forth in Section 9.2 or 9.3, as applicable. After the end of the Lease Term with respect to any Item of Equipment (except with respect to any Item of Equipment that the Lessee shall have purchased pursuant to Article X or XVII hereof) or after the termination of this Lease with respect to such Item of Equipment pursuant to Article XIV, (a) the
Lessee shall have no further rights, powers, privileges or benefits under this Section 4.2 and
(b) all amounts payable by any Seller or manufacturer referred to above paid thereafter shall be paid to, and retained by, the Lessor or any other Person as shall then be the owner of the Item of Equipment as to which such payment is made.



I. ARTICLE

Liens; Quiet Enjoyment

A. 	SECTION   Liens.  The Lessee shall not
directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted
Liens) on any Item of Equipment or the Trust
Estate or the Trust Indenture Estate. The Lessee will promptly, at its own expense, take such action as may be necessary duly to discharge any such Lien. The Lessee's obligations under this
Section 5.1 with respect to any such Lien on any Item of Equipment resulting from a claim arising prior to the termination of this Lease with respect to such Item of Equipment shall survive such termination.

A. 	SECTION   Quiet Enjoyment.
Notwithstanding any other provision of this Lease, so long as no Event of Default shall have occurred and be continuing, as between the Lessee and the Lessor, the Lessee shall have the exclusive rights to possession and control of all Items of Equipment and neither the Lessor nor any Person acting or claiming through the Lessor will take any action that shall interfere with the peaceful and quiet enjoyment or the possession and use or non-use of any Item of Equipment by the Lessee, and the Lessee shall have the right to possess and use or not use such Item of Equipment in its sole discretion, subject always to the terms and conditions of this Lease. The foregoing is not intended to limit the inspection rights of the Items of Equipment granted by the Lessee pursuant to Sections 8.3 and 12.1 hereof.

A. 	SECTION   Personal Property.  The Lessee
and the Lessor agree for the purposes of this Lease that each Item of Equipment and every part thereof and title thereto is and shall be considered as and shall remain personal and not real property to all Persons and for all purposes.
The Lessee and the Lessor agree that each Item of Equipment and every part thereof and title thereto is severed and shall be and shall remain severed from any real property and is readily movable and, even if physically attached to such property, it is the intention of the Lessee and the Lessor that each Item of Equipment and every part thereof and title thereto (a) shall retain the character of personal property, (b) shall be removable, (c) shall be treated as personal property with respect to the rights of all Persons whomsoever, (d) shall not become part of any real property and (e) by virtue of its nature as personal property, shall not be affected in any way by any instrument dealing with any real property.


I. ARTICLE

Operation; Maintenance

A. 	SECTION   Operation and Maintenance.
The Lessee shall at all times at its own expense during the Lease Term applicable to each Item of
Equipment:

1. 			use each Item of Equipment for
its intended purpose and purposes incidental or reasonably related thereto and permit each such Item to be used or operated only by qualified personnel and in accordance with good business practice;

1. 			keep and maintain in proper
order all appropriate books, records and title documents relating to each Item of Equipment, all services rendered and all funds expended for operation and maintenance of each such Item and the acquisition, construction and installation of Modifications thereto and the payment of the purchase price of such Modifications, all in accordance with the standards applied by the Lessee with respect to similar equipment owned or leased by it in the U.S.;

1. 			operate the Equipment on a
continuous basis, in a manner consistent with the Lessee's normal operating procedures, and maintain each such Item in good operating condition in accordance with (i) the standards applied by Lessee with respect to similar equipment owned or leased by it in the U.S., (ii) industry practice,
(iii) prudent operating and maintenance standards and (iv) the manufacturer's required maintenance procedures and in accordance with all warranties and required insurance policies;

1. 			inspect, service, maintain,
store, use, operate, repair, replace, modify and improve each Item of Equipment in compliance in all material respects with Applicable Law
(including all applicable environmental and occupational safety laws) and in a manner which would not subject any Lessor Party to any criminal liability, and in compliance in all material respects with all applicable Governmental Actions and in compliance with all insurance required by this Lease and the other Operative Documents;
provided, that as long as no Material Default or Event of Default shall have occurred and be continuing, the Lessee may in good faith by appropriate proceedings contest the validity or application of any such Applicable Law in any reasonable manner which does not involve any risk of the imposition of criminal liability on any Lessor Party or any material risk of the sale, forfeiture or loss of the Equipment or any part or interest therein or title thereto, or any material risk of any fine, penalty, or other imposition upon the Lessor Parties for which the Lessee has not acknowledged its obligation to indemnify the Lessor Parties pursuant to the Operative
Documents; provided, that the Lessee shall promptly give the Lessor notice of any contest relating to any Item or group of Items of Equipment having a Lessor's Cost equal to or greater than $1,000,000; and

1. 			in case of any damage to any
Item of Equipment, other than damage constituting an Event of Loss, whether or not any insurance proceeds on account of such damage shall be sufficient for the purpose, the Lessee shall at its own expense, promptly commence and complete the repair of such Item of Equipment (and in any event complete such repair before the end of the Lease Term or any earlier termination) so as to restore such Item to its fair market value, residual value, condition, remaining useful life, and utility immediately prior to such damage(assuming such Item was then in the condition and state of repair required to be maintained by the terms of this Lease), with such alterations and additions as may be made at the Lessee's election pursuant to and subject to the conditions of Section 6.4 hereof.

A. 	SECTION   Replacement of Parts;
Substitution of Items. (a) If any part that was originally incorporated or installed in or attached to any Item of Equipment at the time such Item was accepted hereunder, or any part thereafter incorporated or installed in or attached to such Item of Equipment in replacement of or substitution for such original part or any such replacement part shall become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or otherwise permanently rendered unfit for use, the Lessee, at its own expense, shall promptly replace such part, or cause the same to be replaced, by a replacement part which is free and clear of all Liens and of such quality, and in such manner that such Item of Equipment shall be in as good an operating condition as, and have a fair market value, residual value, condition, remaining useful life and utility at least equivalent to the fair market value, residual value, condition, remaining useful life and utility of, such Item of Equipment immediately prior to such replacement of such part
(assuming such Item of Equipment was, at the time of such replacement, in the condition and state of repair required by the terms hereof); provided that such replacement or substitution does not cause any Item of Equipment to constitute "limited use property" within the meaning of Rev. Procs.
75-21 and 79-48, as amended. Any such part removed from an Item of Equipment shall remain the property of the Lessor, no matter where located, until such part shall be replaced by a part which has been incorporated or installed in or attached to such Item of Equipment and which meets the requirements for replacement specified in the preceding sentence. Immediately upon a replacement part becoming incorporated or installed in or attached to an Item of Equipment as above provided, without further act, (a) title to the replaced part shall thereupon vest in the Lessee, free and clear of all rights of the Lessor, and shall no longer be part of such Item of Equipment hereunder, (b) title to such replacement part shall thereupon vest in the Lessor, free and clear of all Liens (except for Permitted Liens), (c) such replacement part shall become subject to this Lease and to the Lien of the Indenture and be deemed part of such Item of Equipment for all purposes to the same extent as the parts originally incorporated or installed in or attached to such Item of Equipment and (d) the Lessor shall assign to the Lessee all claims it may have against any other Person arising from the event which gave rise to the replacement. The
Lessee shall provide the Lessor with a Bill of Sale or other conveyance document for each replacement part the cost of which exceeds
$100,000. In all events, all replacement parts with respect to an Item of Equipment shall be so replaced at or before the required time of return of such Item of Equipment in accordance with the terms of Section 8.2 hereof.

		(b)	So long as no Material Default or
Event of Default has occurred and is continuing the Lessee shall have the right at any time, with respect to any Item of Equipment that has become obsolete or surplus to the Lessee's operating requirements as determined by the Lessee in its reasonable business judgment, upon giving at least ninety (90) days' prior written notice (which notice shall specify the Item to be replaced and the date of such replacement and shall contain a certification signed by a Responsible Officer of the Lessee on behalf of the Lessee that such Item has become obsolete or surplus to the Lessee's operating requirements as determined by the Lessee in its reasonable business judgment, other than as a result of an Event of Loss), to substitute equipment of substantially like kind and of equal or greater value, utility, economic life and residual value, for such Item or Items of Equipment hereunder assuming that such Item or Items of Equipment to be replaced was then in the condition and state of repair required to be maintained under the terms of this Lease, provided that the aggregate Lessor's Cost of all Items substituted for pursuant to this Section 6.2(b) shall not exceed $10,000,000. The Lessee's right to so replace any Item shall be subject to the fulfillment, at the Lessee's cost and expense, of the conditions set forth in Section 9.1(b)
(including, without limitation, Section 9.1(b)(v)) and to the further condition that the Item or Items of Equipment being replaced is being disposed of to a Person other than a Non-Bidding
Party (as defined in Section 7.3). Upon satisfaction of such conditions, (i) this Lease shall continue with respect to any replacement
Item, and (ii) the Lessor shall convey "as is"
"where is", without recourse or warranty (except as to the ability and authority of the Lessor to transfer and convey such Item free and clear of Lessor Liens).

A. 	SECTION   Relocation.  So long as such
relocation would not of itself result in a Default or an Event of Default, the Lessee may relocate any Item of Equipment to any location within the U.S. of (1) the Lessee, or (2) any sublessee pursuant to a sublease permitted hereunder without the prior consent of the Lessor and the Indenture
Trustee; provided, that in any event the Lessee shall have provided to each of the Lessor Parties
(a) written notice of the intention to relocate such Item of Equipment in accordance with the terms hereof at least thirty (30) days prior to the date such relocation is commenced, (b) such UCC financing statements and other documents as may be necessary or advisable to maintain and perfect the interest of the Lessor therein and the Lien of the Indenture thereon, (c) evidence that such Item is covered by the insurance required by
Section 20.1 hereof at such new location, (d) an acknowledgment from the owner of the facility to which such Item is relocated to the effect that such owner shall acquire no interest in such Item by virtue of such Item being installed in such facility, (e) an opinion of counsel that such relocation does not impair or adversely affect the ownership of such Item by the Lessor and that the financing statements and other documents described in clause (b) above have been duly filed or recorded in all public offices wherein such filings or recordings are necessary to protect the validity and effectiveness of this Lease and the Indenture, including the maintenance of the perfection of the Lien of the Indenture Trustee thereon, and (f) evidence satisfactory to the Lessor Parties that such relocation shall have no adverse tax consequences to them. All reasonable costs and expenses (including Fees and Expenses) incurred by the Lessor Parties in connection with any relocation shall be paid by the Lessee.

A. 	SECTION   Modification.

1. 			The Lessee shall at its
expense make any Modification to any Item of Equipment required (i) by Applicable Law or in order to operate, maintain, service, store, or use
(or, if applicable, to dispose of or transport) such Item in accordance with Applicable Law, as soon as practicable after any such requirement may arise or (ii) in order for the Lessee to comply with the provisions of this Lease, any insurance required by this Lease or any other Operative
Document or the requirements of the manufacturer of such Item (all such Modifications being referred to herein as "Required Modifications");
provided, that the Lessee may, so long as no Material Default or Event of Default shall have occurred and be continuing, in good faith by appropriate proceedings contest the validity or application of any Applicable Law in any reasonable manner which does not involve any risk of the imposition of criminal liability on any Lessor Party, or any risk of the sale, forfeiture or loss of such Item or any part or interest therein or title thereto, or any material risk of any fine, penalty or other imposition upon any of the Lessor Parties not involving criminal liability for which the Lessee has not acknowledged its obligation to indemnify the Lessor Parties pursuant to the Operative
Documents, but only so long as the Lessee simultaneously contests the validity or application of such Applicable Law with respect to all other similarly affected Items of Equipment operated by the Lessee and located at the same location. The Lessee shall promptly give the Lessor notice of any contest relating to any Item or group of Items of Equipment having a Lessor's
Cost equal to or greater than $1,000,000.  All
Required Modifications shall be completed in a good and workmanlike manner and in all events prior to the termination of the Lease with respect to any such Item or group of Items of Equipment.
So long as no Material Default or Event of Default has occurred and is continuing, the Lessee at its expense, from time to time, may make any Modification to any Item that the Lessee in its reasonable discretion may deem desirable in the proper conduct of the Lessee's business (all such Modifications which are not Required Modifications being referred to herein as "Optional
Modifications"); provided, that the Lessee shall not have the right to make any such Optional
Modification (i) that would diminish the then fair market value, residual value, condition, remaining useful life or utility of such Item immediately prior to such Optional Modification, assuming the applicable Item was then in the condition and state of repair required to be maintained by the terms of this Lease or (ii) would result in the Item of Equipment, becoming "limited use property" within the meaning of Rev. Procs. 75-21 and 79-48, as amended. All Optional Modifications shall be completed in a good and workmanlike manner, with reasonable dispatch.

		If requested by the Lessee, the Lessor
will be given the opportunity to consider financing the cost of any Modification, but will not be obligated in any manner to finance the cost of any Modification. If the Lessor does provide any such financing, the Lessee and the Lessor shall execute a Lease Supplement covering such Modification and adjusting the Basic Rent, Casualty Value, Termination Value, and EBO Price to reflect such financing in accordance with the terms of Section 9.4 of the Participation
Agreement.

1. 			Title to each Modification
shall vest as follows:

a) 				in the case of (A) each
Required Modification or other Nonseverable
Modification, whether or not the Lessor shall have financed or provided financing (in whole or in part) for such Modification, and (B) each Modification which shall have been financed by the Lessor, the Lessor shall, without further act, effective on the date such Modification shall have been incorporated into the modified Item of Equipment, acquire title to such Modification free and clear of all Liens other than Permitted Liens;
or

a) 				in the case of each
Severable Modification not financed by the Lessor and not a Required Modification, the Lessee shall retain title to such Modification and the Lessee may (subject to the provisions of Section 6.4(c)) remove such Modification at its expense at any time so long as the modified Item of Equipment remains in or is restored by the Lessee to the condition required by this Lease.

	Immediately upon title to a Modification vesting in the Lessor pursuant to this Section
6.4(b), such Modification shall, without further act, become subject to this Lease and to the Lien of the Indenture and be deemed part of the applicable Item for all purposes. In the case of clause (ii) of this Section 6.4(b), if the Lessee has not elected to exercise its Purchase Option, the Lessor shall have the right, upon sixty (60) days' written notice to the Lessee, to purchase any such Severable Modification (other than a Severable Modification which may not be so sold without breach of an existing contract or license to which the Lessee or such Modification, respectively, is a party or subject) at its Fair
Market Sales Value, determined if necessary by the Appraisal Procedure, upon termination of this Lease with respect to such Item.

1. 			Subject to compliance with
Applicable Law, the Lessee may remove, at its expense, any Severable Modification not purchased by the Lessor; provided, that the Lessee, at its expense shall repair any damage to such Item caused by such removal so as not to diminish the fair market value, residual value, condition, remaining useful life or utility of such Item immediately prior to the Modification (assuming such Item was then in the condition and state of repair required by this Lease); provided, further, that in the event the Lessee shall not have removed any Severable Modification to which the Lessee shall have title as provided in
Section 6.4(b)(ii) prior to the end of the Lease
Term applicable to the modified Item of Equipment, title to such Severable Modification shall vest in the Lessor upon the expiration of such Lease Term.


I. ARTICLE

	Obsolescence Termination

A. 	SECTION   Item Obsolescence.  Unless a
Material Default or an Event of Default shall have occurred and be continuing, the Lessee shall have the right to terminate the Lease with respect to any Item or Items of Equipment having a minimum aggregate Lessor's Cost of $1,000,000 at any time during the Base Term after the third anniversary of the Equipment Closing Date, on a Rent Payment
Date for such Item (an "Obsolescence Termination
Date") upon giving at least ninety (90) days' prior written notice (subject to revocation as described below) to the Lessor and the Indenture
Trustee (which notice shall specify the Item to be terminated and the Obsolescence Termination Date and shall be accompanied by the written consent of the Guarantor to such termination) (the
"Termination Notice"), which Termination Notice shall contain a certification signed by a Responsible Officer of the Lessee on behalf of the Lessee that such Item has become (a) obsolete or surplus to the Lessee's operating requirements as determined by the Lessee in its reasonable business judgment, other than as a result of an Event of Loss, or (b) uneconomic to operate due to burdensome governmental regulations, and the
Lessee has provided an Officer's Certificate to the Lessor and the Indenture Trustee to such effect in each case. The Lessee may, with the written consent of the Guarantor, rescind its Termination Notice as to any Item of Equipment no later than forty-five (45) days prior to the scheduled Obsolescence Termination Date so long as no binding contract for the sale of such Item exists; provided, that the Lessor has not exercised its election to retain such Item of Equipment pursuant to Section 7.2 hereof. The total number of such rescissions during the Lease
Term shall not exceed two (2).

A. 	SECTION   Retention by Lessor.  At any
time within thirty (30) days after receipt by the
Lessor and the Indenture Trustee of a Termination
Notice, the Lessor may give the Lessee notice of
its irrevocable election to retain any such Item.
If the Lessor shall have elected to retain any
such Item in accordance with the preceding
sentence, on the Obsolescence Termination Date for
such Item (a) the Lessee shall deliver to the
Lessor such Item of Equipment in accordance with
the conditions for return set forth in Section 8.2
hereof, (b) the Lessee shall pay to the Lessor or,
so long as the Indenture has not been discharged
in accordance with its terms, the Indenture
Trustee, by EFT (i) if such Obsolescence
Termination Date is also a Rent Payment Date, any
Accrued Basic Rent due on or prior to such
Obsolescence Termination Date with respect to such
Item of Equipment, and (ii) any other unpaid
Supplemental Rent (including the Make Whole
Premium Amount payable on such date under the
Indenture on the aggregate amount of Notes related
to Items of Equipment subject to such termination,
but not including any Casualty Value or
Termination Value) due on or prior to such
Obsolescence Termination Date with respect to such
Item of Equipment plus all other sums due and
payable on such Obsolescence Termination Date to
the Lenders by the Lessor under the Indenture, the
Participation Agreement or the Notes, but not
including the principal amount of any such Notes,
and (c) the Lessor shall pay to the Indenture
Trustee by EFT an amount sufficient to pay a
principal amount of the Notes equal to the Loan
Value for such Item of Equipment.  Subject to the
receipt by the Indenture Trustee of such funds,
upon return by the Lessee of such Item of
Equipment to the Lessor pursuant to clause (a)
above, such Item of Equipment shall cease to be
leased hereunder or subject to the provisions of
any other Operative Document.  If the Lessor fails
to make the full amount of such payment to the
Indenture Trustee, (i) the Lessee may make such
payment on the Obsolescence Termination Date
(together with all other amounts payable by the
Lessee under this Section 7.2) plus an amount
equal to the equity portion of the Termination
Value as of such date for such terminated Items,
in which event all liability of the Lessee to pay
Rent for such Item of Equipment following such
Obsolescence Termination Date shall cease, the
Lease Term with respect to such Item of Equipment
shall cease and the Lessor will be obligated to
convey title to such Item of Equipment to the
Lessee (without representation or warranty except
as to the Lessor's ability and authority to
conduct such transfer and convey title to such
Item free and clear of Lessor Liens) and (ii) if
the Lessee elects not to make the payment
described in clause (i) on the Obsolescence
Termination Date, the Lessor shall thereafter no
longer be entitled to exercise its election to
retain such Item of Equipment.  If the Lessee
elects not to make the payment contemplated in
clause (i) of the preceding sentence, this Lease
shall continue in full force and effect with
respect to such Item of Equipment, and the Lessor
shall retain its rights under this Section 7.2
with respect to any future Termination Notices.
Notwithstanding any election by the Lessor to
retain an Item of Equipment, the Lessee shall pay
all reasonable costs and expenses (including Fees
and Expenses) of all Lessor Parties relating to
the termination of the obligation of the Lessee to
lease such Item of Equipment or any revocation
thereof; provided, that the Lessee shall not be
liable for any costs and expenses incurred by the
Lessor after such termination or to modify such
Equipment for any purpose other than to ensure
that the condition of such Equipment complies with
that required hereunder or, except as set forth in
clause (i) above, as a result of the Lessor's
failure to make any payment to the Indenture
Trustee.
B. 	SECTION   Bids for Terminated Items.
During the period from the giving of such Termination Notice for any Item of Equipment until ten (10) days prior to the Obsolescence
Termination Date and so long as the Lessor shall not have exercised its option pursuant to
Section 7.2 to retain such Item, the Lessee, as non-exclusive agent for the Lessor and at the Lessee's expense, shall use its best efforts to obtain the highest possible bids from Persons other than the Lessee, the Guarantor, any of their respective Affiliates or Tax Affiliates or any Person acting on behalf of or in conjunction with such parties in connection with such bid
(collectively, the "Non-Bidding Parties") to purchase such Item of Equipment on the Obsolescence Termination Date, and the Lessee shall during such period, from time to time at the request of the Lessor, inform the Lessor in writing of the results of its efforts and shall notify the Lessor in writing, at least ten (10) days prior to the scheduled Obsolescence
Termination Date, of the amount of each such bid
(which may include bids to purchase such Item of Equipment for scrap or salvage only) that has theretofore been submitted and the name and address of the party submitting such bid. Each such bid (a "Qualifying Bid") (a) shall be a bona fide bid for payment in full in cash, and
(b) shall not involve any consideration to be received by any of the Non-Bidding Parties from the purchaser or be connected, directly or indirectly, with any transaction between the purchaser and any of the Non-Bidding Parties. The
Lessor and the Owner Participant shall have the right, directly or through agents or brokers, to solicit bids, to inspect any bid received by the Lessee or to submit a bid itself, but shall be under no duty to make or solicit bids or to inquire into the efforts of the Lessee to obtain bids.

	If, other than as a result of the Lessor's election to retain such Item of Equipment as provided in Section 7.2 hereof, neither the Lessor nor the Lessee shall have received any Qualifying
Bid as to any Item of Equipment on or prior to the tenth day before the scheduled Obsolescence
Termination Date, the Termination Notice as to such Item of Equipment shall be deemed to be rescinded and such Item of Equipment shall remain subject to this Lease. If the Termination Notice is deemed rescinded pursuant to the preceding sentence, this Lease shall continue as to such
Item in full force and effect, without in any way prejudicing the right of the Lessee to terminate the Lease at a later date with respect thereto;
provided, that such continuation shall constitute a rescission for purposes of Section 7.1 hereof.
In such event, the Lessee shall reimburse the Lessor Parties for all reasonable fees and expenses (including Fees and Expenses) incurred in connection with any such rescission of a Termination Notice.

	If the Lessor or the Lessee shall have
received a Qualifying Bid on or prior to the tenth day before the Obsolescence Termination Date, the Lessor shall on the Obsolescence Termination Date, provided the conditions of Section 7.4 hereof shall have been met, transfer the Item of Equipment to which such bid relates to the bidder that shall have submitted the highest Qualifying
Bid for such Item of Equipment upon receipt in immediately available funds of the amount specified in such bid. For so long as the Indenture has not been discharged in accordance with its terms, such funds shall be paid directly to the Indenture Trustee for application as provided in Section 3.02(c) of the Indenture and, thereafter, shall be paid to the Lessor. The
Lessee shall certify to the Lessor and the Owner
Participant that the conditions of the first paragraph of this Section 7.3 with respect to the Qualifying Bid have been met, including that the bidder is not a Non-Bidding Party. Such transfer and assignment shall be without any representation, warranty or recourse whatsoever except as to the Lessor's ability and authority to conduct the transaction and convey title to such Item of Equipment free and clear of Lessor Liens.
The Lessor shall execute and deliver such documents evidencing such transfer and take such further action as the purchaser shall reasonably request. All out-of-pocket costs and expenses
(including Fees and Expenses, any sales
commissions, and any sales, transfer or similar taxes) of the Lessor Parties incurred in connection with any sale and transfer of any Item of Equipment pursuant to this Article VII shall be paid by the Lessee.

A. 	SECTION   Conditions of Termination;
Effect of Termination. As conditions to the transfer by the Lessor of any Item on the applicable Obsolescence Termination Date to the successful bidder pursuant to the last paragraph of Section 7.3 hereof, (a) any necessary
Governmental Actions in connection therewith shall have been obtained by and at the expense of the Lessee, (b) the Lessee shall on such Obsolescence
Termination Date pay to the Lessor or, so long as the Indenture has not been discharged in accordance with its terms, the Indenture Trustee the sum of (i) if such Obsolescence Termination
Date is also a Rent Payment Date, any Accrued
Basic Rent due with respect to such Item of Equipment as of such Obsolescence Termination Date and (ii) the excess, if any, of the Termination
Value for such Item of Equipment, computed as of such Obsolescence Termination Date, over (x) the net proceeds actually realized by the Lessor from any sale thereof or, (y) so long as the Indenture has not been discharged in accordance with its terms, the funds actually received by the Indenture Trustee, and (c) the Lessee shall on such Obsolescence Termination Date pay to the Lessor or, so long as the Indenture has not been discharged in accordance with its terms, the Indenture Trustee the sum of (i) any Make Whole
Premium Amount payable on such Obsolescence
Termination Date pursuant to the Indenture, (ii) any other Rent (including any amounts for costs and expenses payable by the Lessee as required in the immediately preceding paragraph) with respect to such Item of Equipment due and unpaid as of such Obsolescence Termination Date and (iii) any penalties, premium or other amounts payable under the Indenture or the Notes in connection with the principal amount of the Notes being prepaid on such date (the amounts payable pursuant to clauses (b) and (c) collectively, the "Obsolescence Termination Payment"). Upon payment by the Lessee of all Obsolescence Termination
Payments as to any terminated Item of Equipment, the obligation of the Lessee to pay Basic Rent with respect to such Item of Equipment shall terminate, such Item of Equipment shall no longer be subject to this Lease and the Lease Term with respect to such Item of Equipment shall end. If, other than as a result of the Lessor's election to retain such Item of Equipment as provided for in
Section 7.2 and the compliance by the Lessor and the Lessee with their respective obligations in connection therewith, on or as of the Obsolescence
Termination Date no sale of such Item of Equipment shall have occurred or the Lessee shall not have complied in full with this Section 7.4, this Lease shall continue in full force and effect with respect to such Item of Equipment in accordance with the terms hereof without prejudice to the Lessee's right to exercise its termination right under Section 7.1 hereof thereafter and the Lessee shall pay the expenses (including Fees and Expenses) incurred by the Lessor Parties in connection with the proposed sale.


I. ARTICLE

Return of Equipment

A. 	SECTION   Notice of Return.  Unless the
Lessee exercises its renewal option under
Article XVI or its purchase options under Article
X or XVII the Lessee shall provide the Lessor with irrevocable written notice of its decision to return, and shall return, all Items of Equipment to the Lessor at the end of the Lease Term thereof at least three hundred sixty (360) days prior to the expiration of the Lease Term.

A. 	SECTION   Return of Equipment.

1. 			Upon termination of this Lease
with respect to an Item of Equipment pursuant to
Article VII or in connection with the exercise by the Lessor of its remedies under Article XIV hereof, or at such other time as required under this Lease, the Lessee shall, at the Lessee's risk, cost and expense, dismantle each affected
Item of Equipment in accordance with appropriate methods and procedures for de-installation, identify such Item with appropriate tags and markings, crate (in a manner appropriate for the safe and proper shipment of such Equipment) and catalogue all such Items, and deliver such Items to the Lessor at an agreed upon Return Location in the manner appropriate for handling Items of Equipment of that type.

1. 			At the time of return, each
Item of Equipment shall be, at the cost and expense of the Lessee (i) free and clear of all Liens other than Owner Participant Liens and
Lessor Liens, (ii) cleaned to the reasonable satisfaction of the Lessor, (iii) in the condition originally delivered to the Lessor (subject to normal wear and tear permitted by the terms hereof), (iv) in compliance with the maintenance and operations provisions of this Lease,
(v) detoxified or decontaminated, if applicable, to allow for subsequent use in full compliance with Applicable Law, (vi) properly identified with labels, tags, plates or by any other method providing clear identification, and (vii) properly assembled except to the extent disassembly is necessary or appropriate for the purposes of crating and delivering the Equipment in accordance with appropriate methods and procedures for de-installation. Simultaneously with the return of any Item or part thereof, the Lessee shall deliver to the Lessor the plans and specifications with respect to such Item, all operating, maintenance, repair and inspection software, records, manuals, logs, plans, specifications, drawings, schedules and similar papers (and any documents and Governmental Actions relating to environmental matters) relating to such Item necessary or useful for the continued operation and maintenance of such Item, and title documents and copies of operating permits with respect to such Item; provided, that the Lessee shall not be required to provide any of the foregoing documents, Governmental Actions and records unless
(i) the Lessee either actually has possession of or reasonable access to the foregoing documents, Governmental Actions and records, (ii) the foregoing documents, Governmental Actions and records are necessary for the normal use, operation or maintenance of such Item in full compliance with Applicable Law, or (iii) the foregoing documents, Governmental Actions and records should have been retained in accordance with the Lessee's normal document retention policies or as otherwise expressly required under the terms of this Lease.

	If for any reason the Lessee shall not have returned the applicable Item of Equipment as required by the provisions of this Article VIII on the required day, the Lessee shall pay to the Lessor on demand additional Basic Rent for such Item of Equipment on a per diem basis for each day after such day until full compliance with this
Article VIII, which Basic Rent shall be in an amount per diem equal to the greater of (1) the average daily rate of Basic Rent for such Item of Equipment payable during the Base Term and (2) the Fair Market Rental Value for such Item of
Equipment. The rights set forth in the preceding sentence shall not limit the Lessor's rights to exercise any remedy permitted to be exercised under Article XIV hereof with respect to any continuing Event of Default, including the Event of Default resulting from the Lessee's failure to deliver the Equipment as required by the provisions of this Article VIII. Without limiting the generality of any of the other terms of this Lease or the Participation Agreement, the Lessee shall be liable for any costs and expenses
(including Fees and Expenses) incurred by the Lessor Parties as a result of the failure of the Lessee duly to perform and comply with any of the terms of this Article VIII.

A. 	SECTION   Marketing of Returned Item.
The Lessee agrees that during the last twelve (12) months of the Lease Term with respect to each Item of Equipment, it will cooperate in all reasonable respects with efforts of the Lessor to lease or sell such Item of Equipment, including aiding qualified potential lessees or purchasers by providing reasonable access at the location where the relevant Equipment is then located to the applicable Item of Equipment as then being used and to the records relating to maintenance and performance thereof for inspection thereof during normal business hours upon prior written notice to the Lessee; provided, that such cooperation shall be subject to the Clean Room Operating Procedures and Section 22.1 hereof, and provided further, that it is understood that Lessee's obligation hereunder to provide such access shall be only at such times and under such circumstances as are reasonably appropriate in connection with Lessor's marketing efforts.

A. 	SECTION   Governmental Approvals.  The
Lessee shall use its best efforts, at the expense of the Lessor, in transferring or obtaining all Governmental Actions which may be necessary for the Lessor or its designee, as the case may be, to operate, lease or purchase any returned Item of Equipment.

A. 	SECTION   Additional Parts.  At any time
after the Lessee has notified the Lessor that it has determined not to renew this Lease pursuant to
Article XVI or purchase the Equipment pursuant to
Article X or XVII, or the Equipment is otherwise to be returned to the Lessor, the Lessee shall at the Lessor's request, advise the Lessor of the nature and condition of all Severable
Modifications owned by the Lessee pursuant to
Section 6.4(b)(ii) hereof which the Lessee has removed or intends to remove from the Equipment in accordance with Section 6.4(c) hereof. The Lessee may elect to retain any Severable Modification not purchased or purchasable by Lessor pursuant to the last paragraph of Section 6.4(b). The Lessee may (and shall, if so directed by Lessor), at its sole cost and expense, remove from any Item any other
Severable Modification which is not owned by the Lessor in accordance with the provisions of
Section 6.4(b)(ii) hereof and which is not purchased by the Lessor pursuant to Section
6.4(b); provided, that any such Modification not removed pursuant to this Section 8.5 shall be deemed to be part of the Item to which it relates for all purposes hereof and title to such Modification shall thereupon vest in the Lessor free and clear of all Liens, other than Lessor
Liens and Owner Participant Liens.


I. ARTICLE

Loss, Destruction, Condemnation, Damage, etc.

A. 	SECTION   Replacement; Payment of
Casualty Value.

1. 			Upon the occurrence of an
Event of Loss, or an event which with the passage of time would become an Event of Loss, with respect to any Item of Equipment, the Lessee shall promptly give the Lessor and the Indenture Trustee notice thereof and notify the Lessor and the Indenture Trustee within forty-five (45) days thereafter which of the following options the Lessee shall perform with respect thereto:

a) 						the Lessee shall
replace the Item of Equipment which suffered the Event of Loss as soon as practicable, but in any event within one (1) year from the date of such Event of Loss, with a replacement Item of Equipment which has a then fair market value, residual value, condition, remaining useful life and utility at least equal to the fair market value, residual value, condition, remaining useful life and utility of the Item of Equipment which suffered the Event of Loss immediately prior to such Event of Loss (assuming such Item of Equipment was then in the condition and state of repair required by this Lease); provided, that
(A) in the case of any replacement which cannot practicably be effected within ninety (90) days from the occurrence of such Event of Loss, the Lessee shall provide to the Lessor and the Indenture Trustee an Officer's Certificate setting forth in reasonable detail the date on which such replacement Item is expected to become available and the reasons that such replacement cannot be effected within such ninety (90) day period, and
(B) the Lessee agrees to indemnify the Owner
Participant, in a manner satisfactory to such Owner Participant in its sole discretion exercised in good faith (including, without limitation, with respect to collateral arrangements, if any), for any adverse tax consequences from such replacement and provide to the Owner Participant an Officer's
Certificate to such effect; or

a) 						the Lessee shall pay
to the Lessor or, so long as the Indenture has not been discharged in accordance with its terms, the Indenture Trustee on a date as of which monthly
Casualty Values are determined (a "Loss Payment
Date") and specified by the Lessee, which shall be a Loss Payment Date within the earlier of (A) the later of (1) forty five (45) days after the occurrence of the Event of Loss and (2) three (3)
Business Days after receipt of insurance proceeds, and (B) ninety (90) days after the occurrence of the Event of Loss, the amounts required to be paid by Section 9.1(d) hereof;

provided, that if a Material Default or an Event of Default shall have occurred and be continuing, the Lessee may elect only the option set forth in clause (ii) above, and failure of the Lessee to make an election within the time period specified above shall be deemed an election of the option set forth in clause (ii) above.

1. 			The Lessee's right to replace
any Item as provided in Section 9.1(a) above shall be subject to the fulfillment, at the Lessee's cost and expense, of the following conditions precedent:

a) 				each of the Lessor
Parties shall have received an Officer's
Certificate of the Lessee to the effect that as of the date of such replacement no Material Default or Event of Default shall have occurred and be continuing;

a) 				on the date of such
replacement, the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereof shall have been delivered to each of the Lessor Parties:

				(A)	a Lease Supplement with a
Schedule of Equipment covering the replacement
Item;

				(B)	so long as the Indenture
shall not have been discharged and satisfied, an Indenture Supplement covering the replacement
Item;

				(C)	a full warranty (as to
title) bill of sale, in substantially the same form as the Bill of Sale delivered with respect to the Item being replaced, covering the replacement
Item, executed by the Seller thereof or the Lessee, if it then owns such replacement Item, in favor of the Lessor;

				(D)	evidence of the filing in
such places as are deemed reasonably necessary by the Lessor and the Indenture Trustee of (1) so long as the Indenture shall not have been discharged, such UCC financing statements and fixture filings covering the security interests created by the Indenture, and (2) such "precautionary" UCC financing statements and fixture filings covering the leasehold interests created by this Lease, as are deemed necessary and desirable by the Lessor and the Indenture Trustee to protect the ownership interest of the Lessor and the Lien and security interest of the Indenture Trustee in the replacement Item;

				(E)	an opinion, satisfactory
in form and substance to each of the Lessor
Parties, of the Lessee's independent outside counsel (or other counsel satisfactory to the Lessor Parties) (1) as to the effectiveness, validity and enforceability of the documents referred to in clauses (A) through (D) above and the filing and recordation of the documents described in clause (D) above;

a) 				on such replacement date,
the Lessor shall receive good title to the replacement Item, free and clear of Liens (other than Permitted Liens described in clauses (a)-(c) in the definition thereof);

a) 				each of the Lessor
Parties shall have received upon reasonable request certain information with respect to the replacement Item, with such information to include descriptions of the fair market value, residual value, condition, remaining useful life and utility of such Item (including an appraisal if requested by any Lessor Party); and

a) 				either (A) the Owner
Participant shall have received an opinion of independent tax counsel (selected by the Owner
Participant and reasonably acceptable to the Lessee) reasonably satisfactory to the Owner
Participant to the effect that there shall be no adverse tax consequences resulting from such replacement, or (B) the Lessee shall have agreed to indemnify the Owner Participant, in a manner in form and substance satisfactory to the Owner
Participant in its sole discretion exercised in good faith, which determination shall include the adequacy of the collateral therefor, if any, for any such adverse tax consequence, provided, that the Owner Participant shall be obligated to accept such an indemnity only if the Owner Participant shall have determined that it is more likely than not that no such adverse tax consequences will occur.

1. 			Upon satisfaction of the
conditions set forth in Section 9.1(b), (i) this Lease shall continue with respect to any replacement Item as though no Event of Loss had occurred, (ii) the Lessor shall convey "as is"
"where is", without recourse or warranty (except as to the ability and authority of the Lessor to transfer and convey such Item free and clear of Lessor Liens and Owner Participant Liens), to the
Lessee all right, title and interest of the Lessor in and to the Item being replaced by executing and delivering to the Lessee such bills of sale and other documents and instruments as the Lessee may reasonably request to evidence such conveyance, and (iii) the Lessor shall assign to the Lessee all claims it may have against any other Person arising from the event which gave rise to the replacement.

1. 			If an Event of Loss occurs
with respect to any Item of Equipment and the Lessee has elected not to replace or does not replace (or is not entitled pursuant to this Section 9.1 to replace) such Item as provided in Section 9.1(a)(i), the Lessee shall pay or cause to be paid to the Lessor or, so long as the Indenture has not been discharged in accordance with its terms, the Indenture Trustee in immediately available funds on the Loss Payment
Date specified by the Lessee pursuant to Section
9.1(a)(ii), an amount equal to (A) if such Loss
Payment Date is also a Rent Payment Date, any
Accrued Basic Rent payable on such Loss Payment
Date with respect to the Item suffering the Event of Loss, together with all unpaid Basic Rent, if any, payable on or before such Loss Payment Date, plus (B) all unpaid Supplemental Rent (except for Casualty Value) due on or before such Loss Payment
Date, plus (C) the Casualty Value for the Item suffering the Event of Loss as of such Loss
Payment Date, plus (D) in the case of an Event of Loss described in clause (h) of the definition thereof, any Make Whole Premium Amount payable on such date pursuant to the Indenture. Upon compliance by the Lessee with this paragraph (d) and receipt of a discharge of the Lien of the Indenture with respect to the Item suffering such Event of Loss, the Lessor shall transfer such Item to the Lessee on an "as is" "where is" basis, free and clear of all Lessor Liens and Owner
Participant Liens, without any other recourse to, or representation or warranty (except as to the ability and authority of the Lessor to convey and transfer such Item free and clear of Lessor Liens and Owner Participant Liens), expressed or implied, by the Lessor or the Owner Participant by executing and delivering to the Lessee such bills of sale and other documents or instruments that the Lessee may reasonably request to evidence such conveyance. Upon the compliance with the provisions of this paragraph (d) with respect to such Item, the Lessee's obligation to pay Basic
Rent with respect to such Item shall cease, but the Lessee's obligation to pay any applicable
Supplemental Rent, before, on or after such date shall remain unchanged.

A. 	SECTION   Application of Payments Upon
an Event of Loss.  Subject to the provisions of
Section 9.4 hereof, any payments received at any time by the Lessor or by the Lessee with respect to an Item of Equipment (including insurance proceeds or warranty payments but excluding
Excluded Payments) from any Governmental Authority or other Person as a result of the occurrence of an Event of Loss with respect to such Item of Equipment shall be applied as follows:

1. 			any such payment received at
any time by the Lessee shall be promptly paid to the Lessor or, so long as the Indenture has not been discharged in accordance with its terms, the Indenture Trustee for application pursuant to the following provisions of this Section 9.2, except that the Lessee may retain any amounts which the Lessor shall at such time be obligated to pay to the Lessee under such provisions;

1. 			(i) if the Lessee has elected
to replace such Item of Equipment pursuant to Section 9.1(a)(i), such payments shall be held by the Lessor or, so long as the Indenture has not been discharged in accordance with its terms, the Indenture Trustee and applied to pay, or reimburse the Lessee for the payment of, the cost of replacing such Item of Equipment, upon satisfaction of the conditions set forth in
Section 9.1(b), or (ii) if the Lessee has elected or is deemed to have elected the option set forth in Section 9.1(a)(ii), so much of such payments as shall not exceed all amounts required to be paid by the Lessee pursuant to Section 9.1(d) hereof shall be held by the Lessor or, so long as the Indenture shall not have been discharged in accordance with its terms, the Indenture Trustee and shall be applied in reduction of the Lessee's obligation to pay such amounts if not already paid by the Lessee, or, if already paid by the Lessee, shall be applied to reimburse the Lessee for its payment of such amounts; and

1. 			the balance, if any, of such
payments remaining thereafter, shall be allocated among the Lessor, the Lessee and other Persons having a claim thereto as their respective interests may appear.

A. 	SECTION   Seizure, Requisition,
Application of Payments Not Relating to an Event of Loss. In the event of a loss, condemnation, confiscation, theft or seizure of, or requisition of title to or use of, or damage to, any Item of Equipment or any part thereof not resulting in an Event of Loss, the Lessee shall promptly notify the Lessor and the Indenture Trustee thereof and all obligations of the Lessee under this Lease with respect to such Item of Equipment shall continue to the same extent as if such event had not occurred. Subject to the provisions of
Section 9.4 hereof and the obligations of the Lessee under Article VI hereof, insurance proceeds, governmental awards, warranty payments or other payments received at any time by the Lessor or the Lessee from any insurer under insurance carried by the Lessee, any Governmental
Authority or other Person with respect to any loss, condemnation, confiscation, theft or seizure of, or requisition of title to or use of, or damage to any Item of Equipment or any part thereof not constituting an Event of Loss shall be paid to the Lessor or, so long as the Indenture has not been discharged in accordance with its terms, the Indenture Trustee, and applied to pay, or reimburse the Lessee for (a) the payment of the cost of repairing or replacing such Item of Equipment, upon receipt of evidence reasonably satisfactory to the Lessor and the Indenture
Trustee that such Item has been restored to the condition required by the terms of this Lease, and
(b) any Rent accruing during the period for which such Item was lost, condemned, confiscated, stolen, seized or requisitioned, with the balance to be retained by the Lessor.

A. 	SECTION   Applications During Default or
Event of Default. Any amount that shall be payable to the Lessee pursuant to this Lease arising out of any insurance, warranty, governmental award or otherwise received in respect of the Equipment shall not be paid to the Lessee or, if it shall have been previously paid to the Lessee, shall not be retained by the Lessee but shall be paid to the Lessor or, so long as the Indenture has not been discharged in accordance with its terms, the Indenture Trustee, if at the time of such payment any Default or Event of Default shall have occurred and be continuing. In such event, all such amounts shall be paid to and held by the Lessor or the Indenture Trustee, as the case may be, in trust as security for the obligations of the Lessee to make payments under any other Operative Document or to pay Rent hereunder or applied by the Lessor or the Indenture Trustee, as the case may be, toward payment of any of such obligations of the Lessee at the time due hereunder or under such other
Operative Document. At such time as there shall not be continuing any Default or Event of Default, all such amounts at the time held by the Lessor or the Indenture Trustee, as the case may be, in excess of the amount, if any, that the Lessor or the Indenture Trustee, as the case may be, shall have elected to apply as above provided shall be paid to the Lessee.

A. 	SECTION   Application of Article VI.
Article VI shall not apply to any Item of Equipment after an Event of Loss has occurred with respect to such Item of Equipment; provided, that the foregoing shall not limit the obligation of the Lessee under Article VI hereof with respect to any replacement Item of Equipment.


I. ARTICLE

Early Buy-Out Option

A. 	SECTION   Early Buy-Out.

1. 			So long as no Material Default
or Event of Default shall have occurred and be continuing, and so long as Zenith of Texas simultaneously gives notice of its intent to exercise its early buy-out option under the Mexican Lease, the Lessee shall have the right, with the written consent of the Guarantor, upon not more than three hundred sixty (360) days' nor less than one hundred eighty (180) days' irrevocable notice to the Lessor prior to the EBO
Date(the "EBO Notice Date"), to purchase on the EBO Date either (i) all, but not less than all, Items of Equipment at the EBO Price applicable to each such Item or (ii) the Owner Participant's interest in the Trust Estate, at a price equal to the EBO Price applicable to each such Item less the amount of such EBO Price comprising the amount allocated for the prepayment of the Notes. If the Lessee has elected to purchase the Equipment, the Lessee may elect to pay the EBO Price for the Equipment either by (i) paying such amount to the Lessor by EFT or (ii) (A) paying to the Lessor by EFT an amount equal to the aggregate EBO Price for all Equipment less the amount of each EBO Price comprising the amount allocated for the prepayment of the Notes and (B) assuming the Lessor's liability under the Notes in accordance with and subject to Section 2.17 of the Indenture. If the Lessee has elected to acquire the Owner
Participant's interest in the Trust Estate, the Lessee shall do so by paying to the Owner
Participant by EFT the amount specified in clause
(ii) (A) above. In addition, the Lessee shall be obligated (i) to pay on the EBO Date with respect to each such Item (A) Accrued Basic Rent as of the applicable EBO Date, and (B) all other Rent due and payable on or prior to such EBO Date including, without limitation, if the Notes are to be prepaid, the Make Whole Premium Amount, if any, with respect to the Notes being prepaid on such EBO Date, and (ii) pay all amounts due with respect to the exercise of the early buy-out option under the Mexican Lease.

1. 			If the Lessee shall have
elected the EBO Option  as set forth in
Section 10.1(a), payment by the Lessee of the amounts payable pursuant to Section 10.1(a) hereof shall be made by EFT on the EBO Date against delivery (after payment by the Lessee of such amounts) of (i) in the case of a purchase of the Equipment rather than the Owner Participant's interest in the Trust Estate, (A) a bill of sale transferring and assigning to the Lessee all right, title and interest of the Lessor in and to the Items of Equipment being purchased on such EBO
Date free and clear of Lessor Liens, Owner
Participant Liens and (unless the Lessee has elected to assume the Lessor's liability under the Notes) the Lien of the Indenture, without other recourse, representation or warranty (except as to the Lessor's ability to conduct such transfer and convey such Items free and clear of such Liens) and, on an "as is" "where is" basis and (B) unless the Lessee has elected to assume the Lessor's liability under the Notes, an instrument executed by the Lessor and the Indenture Trustee (in recordable form) terminating its respective interests in the Items of Equipment; and (ii) in the case of a purchase of the Owner Participant's interest in the Trust Estate, an agreement executed by the Owner Participant transferring such interest to the Lessee, either in substantially the form set forth as Appendix F to the Participation Agreement or in such other form agreed upon by the Owner Participant and the Lessee.

1. 			 After the Lessee has timely
given the notice described in Section 10.1(a) but before the EBO Date, the Lessee shall be entitled to all of its rights set forth in Article IX upon the occurrence of an Event of Loss with respect to any Item.


I. ARTICLE

Assignment and Sublease

A. 	SECTION   Lessee Assignments and
Subleases. Lessee shall not assign or transfer any Item of Equipment or its interest therein without the prior written consent of the Lessor and the Indenture Trustee. Notwithstanding the foregoing, provided that no Material Default or Event of Default exists at the commencement of such sublease, the Lessee may sublease some or all of the Items of Equipment pursuant to a sublease which (a) shall be for a term not extending beyond the Lease Term, and (b) shall be made expressly subordinate to the rights of the Owner-Trustee and the Indenture Trustee; provided, (i) that the terms of the sublease or the location of the Equipment pursuant to such sublease would not result in an Event of Default hereunder, and (ii) the sublease would not result in adverse tax consequences to the Lessor and (iii) the Lessee shall assign to the Lessor the Lessee's rights under any sublease to secure its obligations hereunder in a manner reasonably satisfactory to the Lessor. The rights of any sublessee who receives possession by reason of a sublease permitted by this Section 11.1 shall be subject and subordinate to, and any sublease permitted by this Section 11.1 shall be made expressly subject and subordinate to the terms of this Lease, including, but not limited to, the Lessor's rights to repossession pursuant to Section 14 of this Lease and to avoid such sublease upon such repossession. No such sublease shall in any way discharge or diminish any of the Lessee's obligations hereunder, and the Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease to the same extent as if such sublease had not occurred.

A. 	SECTION   Lessor Assignments.  Except
for transfers pursuant to the terms of the Operative Documents, the Lessor shall not transfer or assign any part of its right, title and interest in this Lease or any Item of Equipment leased hereunder without the prior written consent of the Indenture Trustee and, so long as no Material Default or Event of Default has occurred and is continuing, the Lessee and the Guarantor;
provided, that the Lessor may transfer or assign any part of its right, title and interest in this Lease or any Item of Equipment leased hereunder to
(a) the Indenture Trustee pursuant to the Indenture and (b) a successor owner trustee permitted by the Operative Documents, in each case without consent; provided, further, that any such permitted transfer or assignment shall be subject to all of the terms and conditions of this Lease and the other Operative Documents.


I. ARTICLE

Inspection

A. 	SECTION   Inspection.  So long as no
Default or Event of Default has occurred and is continuing, each of the Lessor Parties may at its own expense, upon reasonable prior notice to the Lessee during the normal business hours of the Lessee, no more frequently than once in any calendar year, inspect (subject to the Clean Room
Operating Procedures and Section 22.1 hereof) the
Items of Equipment and the books and records of the Lessee relating to the maintenance and performance of such Items of Equipment and make copies and extracts therefrom, and may discuss such matters with the Lessee's officers; provided, that the rights of the Lenders and Indenture
Trustee under this Section may only be exercised by them in a group visit; provided, further, that the rights of the Owner Participant (and if there shall be more than one Owner Participant, the rights of such Owner Participants) and the Owner
Trustee under this Section may only be exercised by them in a group visit. Upon the occurrence and during the continuance of a Default or Event of Default, each of the Lessor Parties may inspect the Items of Equipment and such books and records at any time, which inspections shall be at the expense of the Lessee; provided, that (a) Lessee is notified at least twenty-four (24) hours prior to any such inspection, (b) each of the Lessor
Parties agrees to comply with the Clean Room
Operating Procedures, and (c) each of the Lessor
Parties agrees to maintain the confidentiality of all nonpublic information disclosed to such Person in the course of any such visit or inspection in accordance with Section 22.1 hereof. The Lessor and the Indenture Trustee also shall have the right to obtain information regarding the condition and state of repair of any Item of Equipment, compliance by the Lessee with
Article VI hereof and the absence of a Default or an Event of Default (including all information necessary duly to determine the Fair Market Sales
Value and the Fair Market Rental Value of each
Item of Equipment as and when required to be determined under this Lease). None of the Lessor
Parties shall have any duty to make any inspection or inquiry or shall incur any liability or obligation by reason of not making any such inspection or inquiry nor shall any such inspection or inquiry reduce the Lessee's liabilities under the Operative Documents.



I. ARTICLE

Events of Default

A. 	SECTION   Events of Default.  Each of
the following events shall constitute an Event of
Default:

1. 			the Lessee shall fail to make
any payment of (i) Casualty Value, Termination
Value, EBO Price, Purchase Option Price, Accrued
Basic Rent or, to the extent not included in such
foregoing amounts, any Make-Whole Premium Amount
payable concurrently therewith pursuant to the
terms hereof when due, (ii) Basic Rent when due
and such failure shall continue unremedied for a
period of five (5) Business Days after the date
due and (iii) Supplemental Rent (other than in
respect of Casualty Value, Termination Value, EBO
Price, Purchase Option Price or Make Whole Premium
Amount or payments under the Tax Indemnity
Agreement) for a period of ten (10) Business Days
after the Lessee has received notice demanding
payment of such Supplemental Rent which is due; or
2. 			the Lessee shall fail to
perform or observe any covenant, condition or agreement set forth in Article VIII (Return of Equipment), Section 9.1(a) (replacement following
Event of Loss), Section 11.1 (Lessee Assignments),
Article XX (Insurance) or Section 18.2 (Notice of
Default) hereof, or Section 5.3(g) of the Participation Agreement (Mergers), the Guarantor shall fail to perform or observe any covenant, condition or agreement set forth in Section 8(b) and 8(c) of the Guaranty (and in the case of a failure of the Guarantor to perform or observe its obligations under Section 8(b) of the Guaranty, to the extent such failure is solely the result of a dilution of the Guarantor's ownership or voting control of the Lessee by virtue of the exercise of options, warrants or conversion rights to acquire common stock of the Lessee, such failure shall continue unremedied or a period of five (5)
Business Days or, if approval of the Bank of Korea is required for the Guarantors to purchase additional common stock of the Lessee, thirty (30)
days); or

1. 			the Lessee or the Guarantor
shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under any of the Operative
Documents to which it is a party (other than any such covenant, condition or agreement in the Tax
Indemnity Agreement) to which it is a party and such failure shall continue unremedied for a period of thirty (30) days after notice thereof shall have been given to the Lessee or the Guarantor, as applicable, by either the Lessor, or, so long as the Indenture shall be in effect, the Indenture Trustee; provided, that the continuation of any such failure (other than a failure curable by payment of money or a failure of the Guarantor to perform or observe any covenant, condition or agreement set forth in
Section 8(a) of the Guaranty) for a period longer than such thirty (30) day period shall not constitute an Event of Default if (i) such default is curable but cannot be cured within such thirty
(30) day period and (ii) the Lessee or the Guarantor is diligently pursuing the cure of such default; provided, further, that any such failure
(other than a failure curable by payment of money) shall constitute an Event of Default if such failure is not cured within the earlier of the last day of the Lease Term and ninety (90) days from the date notice thereof has been given to the Lessee or the Guarantor, as applicable; or

1. 			any representation or warranty
made by the Lessee or the Guarantor in any of the Operative Documents to which it is a party (other than any such representation and warranty contained in the Tax Indemnity Agreement) or in any statement, report, schedule, notice or other writing furnished by the Lessee or the Guarantor in connection therewith shall prove to have been false or incorrect in any material respect at the time made or given and remains a misrepresentation or breach of warranty which is adverse to the Lessor Parties at the time discovered; provided, that no such misrepresentation or breach of warranty shall constitute an Event of Default if
(i) such misrepresentation or breach of warranty was not intentional and is curable and (ii) the Lessee or the Guarantor is diligently pursuing the cure of such misrepresentation or breach of warranty within ninety (90) days after such Person has received notice thereof and upon such cure the original misrepresentation shall not remain material and adverse; or

1. 			the Lessee or the Guarantor
(i) shall commence a voluntary Insolvency
Proceeding, (ii) shall seek the appointment of a trustee, receiver, liquidator, sequestrator, custodian or other similar official of the Lessee or the Guarantor or any substantial part of its property, (iii) shall acquiesce in or consent to any such relief or to the appointment of or taking possession by any such official in an involuntary
Insolvency Proceeding commenced against it, (iv) shall make a general assignment for the benefit of creditors, or (v) shall fail generally to pay its undisputed debts as they become due; or

1. 			an involuntary Insolvency
Proceeding shall be commenced against the Lessee or the Guarantor seeking liquidation, reorganization or other relief with respect to such Person or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, assignee, sequestrator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of sixty (60) consecutive days; or

1. 			the Guaranty shall for any
reason become invalid, not binding or
unenforceable or repudiated in any manner by the Guarantor thereunder; or

1. 			an "Event of Default" under
and as defined in the Mexican Lease shall have occurred and be continuing.


I. ARTICLE

Remedies

A. 	SECTION   Remedies.  Upon the occurrence
of any Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor may, at its option, by notice to the Lessee, declare this Lease to be in default;
provided, that upon the occurrence of an Event of Default described in Section 13.1(e) or (f), this Lease shall automatically be in default without notice thereof to the Lessee or the Guarantor, and at any time thereafter the Lessor may do one or more of the following with respect to each Item of Equipment as the Lessor in its sole discretion shall elect, to the full extent permitted by Applicable Law:

1. 			The Lessor may, by notice to
the Lessee, terminate this Lease.

1. 			The Lessor may (i) make
written demand that the Lessee shall, at the Lessee's expense, return all Items of Equipment to the Lessor in the manner and condition required by
Article VIII as if such Items of Equipment were being returned at the end of the Lease Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith or (ii) at the Lessee's expense, but subject to the Clean Room Operating Procedures and to the procedures set forth below, enter upon the site where such Items of Equipment are located and take immediate possession of any or all of such Items of Equipment or any part thereof (to the exclusion of the Lessee) and remove such Items of Equipment from the site without liability accruing to the Lessor for or by reason of such entry or taking of possession or removal, and the Lessee hereby grants to the Lessor such access to the facilities of the Lessee where the Items of Equipment are or may be located (including, without limitation, any "clean room") as may be necessary for the Lessor properly to package and prepare the Items of Equipment for removal.
During the existence and continuation of any Event of Default, the Lessee shall cause the Equipment to be operated or not to be operated as may be agreed with the Lessor, the Lessee shall cooperate with the Lessor in effecting an orderly disposition of the Equipment and the Lessor shall not be entitled to remove Equipment other than in connection with a reasonable orderly progression of dismantlement set out and agreed to by the Lessor and effectuated by the Lessee.

1. 			The Lessor (whether or not the
Lessor shall have exercised or shall thereafter at any time exercise its rights under paragraphs (b) and (d) of this Section 14.1), by notice to the Lessee specifying a payment date not earlier than ten (10) days nor more than thirty (30) days from the date of such notice, may require the Lessee to pay to the Lessor and the Lessee hereby agrees that it will pay to the Lessor, on the payment date specified in such notice, which date shall be a date on which monthly Casualty Values are determined (the "Determination Date"), as liquidated damages for loss of a bargain, and not as a penalty, and in lieu of any further payments of Basic Rent and Renewal Rent hereunder in respect of the Items of Equipment specified by Lessor (which may be all or only part of such Items), an amount (reduced by any amounts previously paid by the Lessee pursuant to paragraph (e) below in respect of such Items) equal to the sum of (i) all unpaid Accrued Basic
Rent as of the Determination Date, plus (ii) an amount equal to the Casualty Value for all such Items calculated as of the Determination Date, together with interest, if any, at the Overdue
Rate on the amount of such Accrued Basic Rent and Casualty Value from the Determination Date as of which Accrued Basic Rent and Casualty Value is computed until the date of actual payment; and upon such payment of liquidated damages and all other Rent then due and payable hereunder, the Lessor shall transfer all such Items of Equipment
(without any representation, recourse or warranty whatsoever other than the ability and authority of the Lessor to conduct such transfer and convey title to such Items free and clear of Owner
Participant Liens and Lessor Liens) to the Lessee and the Lessor shall execute and deliver such documents evidencing such transfer and take such further action as the Lessee shall reasonably request.

1. 			The Lessor or any agent may
sell any Item of Equipment at public or private sale, as the Lessor may determine, or may otherwise dispose of, hold, use, operate, lease
(whether for a period greater or less than the balance of what would have been the Base Term or any Renewal Term applicable to such Item of Equipment, as the case may be) to any third party or keep idle such Item of Equipment, all on such terms and conditions and at such place or places as the Lessor may determine in its sole discretion and free and clear of all rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or any proceeds with respect thereto except as hereinafter set forth in this Section 14.1. If the Lessor shall have effected a disposition for value of any such Item of Equipment pursuant to this paragraph (d)
(and prior thereto shall not have exercised its rights under paragraph (e) below with respect to such Item unless the Lessor has not been paid thereunder and has rescinded such exercise), the Lessor may demand that the Lessee pay the Lessor on a Determination Date, and the Lessee hereby agrees to pay to the Lessor, as liquidated damages for the loss of a bargain and not as a penalty, in lieu of all Basic Rent and Renewal Rent with respect to such Item of Equipment due after the date on which such disposition shall occur, an amount equal to the sum of (A) all unpaid Accrued
Basic Rent as of such Determination Date, plus (B) the amount, if any, by which the Casualty Value of such Item of Equipment, computed as of the Determination Date, shall exceed the net proceeds of such disposition, plus (C) interest at the Overdue Rate on the amount of such Accrued Basic
Rent and deficiency from the Determination Date as of which the Casualty Value shall have been computed until the date of actual payment plus
(D) all other Rent then due and payable hereunder.

1. 			Whether or not the Lessor
shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph
(d) above with respect to an Item of Equipment, the Lessor may, at any time prior to the time that such Item of Equipment shall have been transferred to the Lessee pursuant to paragraph (c) above or sold by the Lessor pursuant to paragraph (d) above, demand that the Lessee pay to the Lessor, and the Lessee hereby agrees to pay to the Lessor on the first Business Day occurring at least ten
(10) days after, in the case of clause (A) or (B) below, the determination of the Fair Market Sales
Value or Fair Market Rental Value, as the case may be, or in the case of clause (C) below, the later of the date of such demand and the date of determination of the amount due thereunder, as liquidated damages for loss of a bargain and not as a penalty (in lieu of all payments of Basic
Rent becoming due after the payment date), an amount with respect to each specified Item of Equipment equal to the sum of (i) all unpaid
Accrued Basic Rent with respect to such Item due as of the relevant date set forth above plus (ii) whichever of the following amounts the Lessor, in its sole discretion, shall specify in such notice
(together with interest on such amount at the Overdue Rate from the scheduled payment date to the date of actual payment): (A) an amount equal to the excess, if any, of the Casualty Value for such Item, computed as of the Rent Payment Date applicable to such Item next preceding the date on which such payment is due, over the Fair Market
Rental Value of such Item of Equipment for the remainder of the Base Term or the Renewal Term applicable to such Item, as the case may be, after discounting such Fair Market Rental Value semiannually (effective on the applicable Rent
Payment Dates) to present worth as of the scheduled payment date at the Debt Rate, or if no Notes shall be outstanding, the Reference Rate, or
(B) an amount equal to the excess, if any, of the Casualty Value for such Item of Equipment as of such Rent Payment Date over the Fair Market Sales
Value of such Item of Equipment, or (C) an amount equal to the excess of (1) the present value as of such Rent Payment Date specified in such notice of all installments of Basic Rent with respect to such Item until the end of the Base Term (or the Renewal Term, as the case may be, if such demand for payment is made during a Renewal Term) applicable to such Item, discounting semi-annually at the applicable rate specified in clause (A), over (2) the present value as of such Rent Payment
Date of the Fair Market Rental Value of such Item of Equipment until the end of the applicable Base
Term or the Renewal Term, as the case may be, discounted semi-annually at such applicable rate, plus (iii) all other Rent then due and payable hereunder.

1. 			The Lessor may exercise any
other right or remedy which may be available to it under Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Lease.

		The Lessor may exercise one or more
remedies in respect of some Items of Equipment and one or more other remedies in respect of other
Items of Equipment, and that the total amounts specified to be paid by Lessee under this Section
14.1 shall be aggregate amounts determined by adding the specified amounts individually determined in the case of each Item of Equipment.

	No termination of this Lease, in whole or in part, or exercise of any remedy under this
Article XIV shall, except as specifically provided herein, relieve the Lessee of any of its liabilities and obligations hereunder, all of which then outstanding shall survive such termination, repossession or exercise of remedy.
In addition, the Lessee shall be liable for any and all unpaid Supplemental Rent (including Make
Whole Premium Amount) due hereunder before, after or during the exercise of any of the foregoing remedies, including all Fees and Expenses and other costs and expenses incurred by any Lessor
Party by reason of the occurrence of any Event of Default or the exercise of the remedies of the Lessor with respect thereto. At any sale of any Item of Equipment or any part thereof pursuant to this Article XIV, any Lessor Party may bid for and purchase such property.

A. 	SECTION   Lessor Rights.  To the fullest
extent permitted by Applicable Law, each and every right, power and remedy herein specifically given to the Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Lessee or to be an acquiescence therein. No express or implied waiver by the Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.


I. ARTICLE

Right to Perform for Lessee

A. 	SECTION   Right To Perform.  If the
Lessee or the Guarantor shall fail to make any payment of Rent required to be made by them hereunder or shall fail to perform or comply with any of their other agreements contained herein or in any other Operative Document or in any other agreement entered into in connection therewith, the Lessor may (but shall have no duty to do so) make such payment or perform or comply with such agreement, and the amount of such payment and the amount of all expenses of the Lessor (including
Fees and Expenses) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by the Lessee upon demand. This Section 15.1 is not, however, intended in any way, as between the Owner
Participant and the Lessor, on the one hand, and the Indenture Trustee and the Lenders, on the other hand, to expand or otherwise vary the cure rights of the Owner Participant and the Lessor as set forth in Section 4.03 of the Indenture, or the limitations on the exercise thereof therein set forth. Further, no such payment or performance by the Lessor shall be deemed to waive any Event of Default or relieve the Lessee of their respective obligations hereunder.

A. 	SECTION   Lessor as Lessee's Agent and
Attorney. Without in any way limiting the obligations of the Lessee or the Lessor hereunder, the Lessee hereby irrevocably appoints the Lessor as its agent and attorney-in-fact hereunder, with full power of substitution and authority solely to the extent necessary to permit the Lessor, at any time at which the Lessee is obligated to deliver any Item of Equipment to the Lessor, to demand and take such Item of Equipment in the name and on behalf of the Lessee from whomsoever shall be in control thereof at that time.


I. ARTICLE

Renewal Options

A. 	SECTION   Renewal Notice.

1. 			Not less than three hundred
sixty (360) days before expiration of the Base
Term or an existing Renewal Term (each such date a "Renewal Notice Date"), so long as Zenith of Texas simultaneously gives notice of its intent to exercise its renewal option under the Mexican
Lease, the Lessee may deliver to the Lessor a notice (the "Renewal Notice") of the Lessee's election to renew this Lease in respect of all, but not less than all, Items of Equipment for a renewal period of two (2) years, or such other period of time as the Lessor and the Lessee shall mutually agree (the "Renewal Term"); provided, however, that the Lessee shall be entitled to elect no more than two Renewal Terms.

1. 			The Lessee shall pay Rent (the
"Renewal Rent") during each Renewal Term equal to the aggregate Fair Market Rental Value of such Items of Equipment, determined as set forth in
Section 16.3.

1. 			In the event the Lessee elects
to renew this Lease, the Renewal Term for each
Schedule of Equipment will commence on the day
immediately following the expiration of the Base
Term or the then current Renewal Term and continue
until the end of the Renewal Term.
2. 			A Renewal Notice, once given,
shall be irrevocable and any option to renew this Lease shall expire if the Lessee does not deliver a Renewal Notice by the applicable Renewal Notice
Date.

1. 			Notwithstanding the foregoing,
the Lessee shall have no right to renew this Lease if (i) any Material Default or Event of Default exists on the Renewal Notice Date or the commencement of the Renewal Term or (ii) the Lessee has already given irrevocable notice pursuant to Article X or XVII to purchase such Items of Equipment.

A. 	SECTION   Lease Supplement; Renewal
Rent. If the Lessee shall have elected to renew this Lease with regard to the Equipment, the Lessee and the Lessor shall execute a Lease
Supplement for each Schedule of Equipment specifying the Renewal Rent and Casualty Values with respect to each Item; provided, that the Lessee shall be obligated to pay Renewal Rent at the Fair Market Rental Value even if a Lease
Supplement is not executed. Casualty Values for each Item of Equipment during each Renewal Term shall be equal initially to the Fair Market Sales
Value for each such Item on the last day of the Base Term or the preceding Renewal Term, as applicable, decreasing on the last day of each month during the Renewal Term by an amount equal to the quotient of (a) the excess of the Fair
Market Sales Value for each Item on the last day of the Base Term or the preceding Renewal Term, as applicable, over the Fair Market Sale Value of such Item on the last day of the Renewal Term divided by (b) the number of months in the Renewal
Term.

A. 	SECTION   Determination of Fair Market
Rental Value.  The Fair Market Rental Value and
Fair Market Sales Value for each Item of Equipment during each Renewal Term, shall be mutually agreed by the Lessor and the Lessee or, failing such agreement, determined by the Appraisal Procedure, in either case determined at least sixty (60)
Business Days prior to commencement of such Renewal Term. Renewal Rent shall be payable in semi-annual installments in arrears. All other terms of this Lease and the other Operative
Documents shall continue in full force and effect during each such Renewal Term in accordance with the provisions hereof and thereof.


I. ARTICLE

Purchase Options

A. 	SECTION   Purchase Notice.

1. 			Not less than three hundred
sixty (360) days before expiration of the Base
Term or, any Renewal Term (any such date a "Purchase Notice Date"), so long as Zenith of Texas simultaneously gives notice of its intent to exercise its purchase option under the Mexican
Lease and the Guarantor consents in writing to such election to purchase, the Lessee may deliver to the Lessor a notice of the Lessee's election to purchase all, but not less than all, Items of Equipment at a purchase price equal to (i) in the case of a purchase at the end of the Base Term, the aggregate Fair Market Sales Value of such Items of Equipment at the end of the Base Term, and (ii) in the case of a purchase at the end of any Renewal Term, the aggregate Fair Market Sales
Value of such Items of Equipment at the end of such Renewal Term.

1. 			The notice of the Lessee to
purchase all Items of Equipment shall be irrevocable and the option to purchase shall expire if the Lessee does not deliver a purchase notice before the date three hundred sixty (360) before the end of the Lease Term.

1. 			Notwithstanding the foregoing,
the Lessee shall have no right to purchase the Equipment if (i) any Material Default or Event of
Default exists on the applicable Purchase Notice
Date or any Material Default or Event of Default exists on the applicable purchase date or (ii) on or prior to such Purchase Notice date the Lessee has already given irrevocable notice pursuant to
Article XVI to renew this Lease at the end of the Base Term or the then effective Renewal Term;
provided, however, that the Lessee' election to renew the Lease shall not preclude the Lessee from exercising the Purchase Option as of the end of the Renewal Term so elected, subject to the foregoing conditions.

A. 	SECTION   Transfer of Item.  At the
expiration of the Lease Term, if the Lessee shall have elected to purchase the Items of Equipment pursuant to Section 17.1 hereof and shall have paid all Rent then due and payable hereunder, the Lessor shall transfer (without any representation, recourse or warranty whatsoever except as to the ability and authority of the Lessor to conduct such transfer and convey title to such Items free and clear of Lessor Liens) all such Items of Equipment to the Lessee against payment by the Lessee of the applicable purchase price in immediately available funds and the Lessor shall execute and deliver such documents evidencing such transfer and take such further action as the Lessee shall reasonably request.

A. 	SECTION   Determination of Fair Market
Sales Value. In the event the Lessee elects to purchase the Equipment under this Article XVII, the Fair Market Sales Value of each Item of
Equipment shall be mutually agreed to by the Lessee and the Lessor or, failing such agreement, determined in accordance with the Appraisal
Procedure, in either case determined at least sixty (60) Business Days prior to the end of the Base Term or the then effective Renewal Term, as applicable.


I. ARTICLE

Further Assurances

A. 	SECTION   Further Action by Lessee.  The
Lessee, at its expense, shall promptly and duly execute and deliver to each of the Lessor Parties such documents and assurances and take such further action as the Lessor (and, for so long as the Indenture shall be in effect, the Indenture
Trustee) may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease and the other Operative
Documents and to establish and protect the rights and remedies created or intended to be created in favor of the Lessor hereunder and thereunder, to establish, perfect and maintain the right, title and interest of the Lessor in and to the Items of Equipment and the Lien and security interest in the Trust Indenture Estate provided for in the Indenture, subject to no Lien other than Permitted
Liens, including, if reasonably requested by any of the Lessor Parties, the recording or filing of counterparts or appropriate memoranda hereof, or of such financing statements or other documents with respect to the Equipment and the Lessor agrees to execute and deliver promptly such of the foregoing financing statements or other documents as may require execution by the Lessor. The
Lessee agrees to cause the timely execution, delivery and filing of continuation statements as to the financing statements theretofore filed so as to preserve the security interest in the Trust
Indenture Estate. To the extent permitted by Applicable Law, the Lessee hereby authorizes any such financing statements to be filed without the necessity of the signature of the Lessee or copies of this Lease to be filed in lieu of any such financing statements, without the necessity of notice to the Lessee.

A. 	SECTION   Notice of Default or Event of
Default. Promptly after learning of the occurrence or existence of any Default or Event of Default, the Lessee shall so notify the Lessor and, for so long as the Indenture shall be in effect, the Indenture Trustee and set forth in reasonable detail the circumstances surrounding such Default or Event of Default and shall specify what actions the Lessee have taken or intend to take to cure such Default or Event of Default.

A. 	SECTION   Information Regarding Items.
The Lessee shall promptly furnish the Lessor and, for so long as the Indenture shall be in effect, the Indenture Trustee information at such times and in such format as is regularly produced by the Lessee concerning the condition, maintenance and use of the Items of Equipment as the Lessor or the Indenture Trustee may reasonably request.


I. ARTICLE

Trust Indenture Estate as Security for Lessor's
Obligations to Lenders

A. 	SECTION   Assignment to Indenture
Trustee. In order to secure the indebtedness evidenced by the Notes issued or to be issued by the Lessor pursuant to the Indenture, the Indenture, among other things, provides for the assignment (to the extent provided therein) by the Lessor to the Indenture Trustee of its right, title and interest to the Equipment, the Guaranty and this Lease and for the creation of a Lien and security interest in favor of the Indenture
Trustee for the benefit of the holders of the Notes in and to the Trust Indenture Estate as described in the Granting Clauses of the Indenture. The Lessee hereby (a) acknowledges and consents to such assignment pursuant to the terms of the Indenture and (b) agrees to pay directly to the Indenture Trustee all amounts of Rent (other than Excluded Payments) due to the Lessor hereunder or under any other Operative Document that shall be required to be paid to the Indenture
Trustee pursuant to the Indenture or any other
Operative Document. Any payment by the Lessee to the Indenture Trustee, as aforesaid, of any amount payable hereunder shall constitute payment of such amount for all purposes of this Lease. The Lessee agrees that the right of the Indenture Trustee to receive such payments hereunder shall not be subject to any defense, counterclaim, set-off or other right or defense or claim which the Lessee may be able to assert against the Lessor or any other Person in an action brought on this Lease.
Without limiting the generality of the foregoing, unless and until the Lessee shall have received written notice from the Indenture Trustee that the Indenture has been discharged, subject to the provisions of Section 6.10 of the Indenture, the Lessee hereby agrees that the Indenture Trustee shall have the right to exercise the rights of the Lessor under this Lease to give consents, approvals, waivers, notices or the like, to make elections, demands or the like and to take any other discretionary action under this Lease as though named as the Lessor herein and, except as specifically permitted by said Section 6.10, no amendment or modification of, or waiver by or consent of the Lessor in respect of, any of the provisions of this Lease shall be effective unless the Indenture Trustee shall have joined in such amendment, modification, waiver or consent or shall have given its prior written consent thereto. Notwithstanding such assignment of this Lease and the Guaranty, the obligations of the Lessor to the Lessee to perform the terms and conditions of this Lease in accordance with the terms hereof shall remain in full force and effect.


I. ARTICLE

Insurance

A. 	SECTION   Insurance.

1. 			Obligation to Insure.  The
Lessee shall at all times carry and maintain, at its expense, (i) "all-risk" property insurance on the Equipment including, without limitation, flood, earthquake, windstorm and boiler and machinery perils (and business interruption coverage) in a minimum amount equal to the greater of replacement value or the Casualty Value thereof, and (ii) commercial general liability insurance including, without limitation, broad form property damage, bodily injury, premise and operations, blanket contractual for oral and written contracts, sudden and accidental pollution caused by a hostile fire and products/completed operations in accordance with industry standards in an amount no less than $40,000,000.

1. 			Terms of Insurance Policies.
Any insurance policies carried in accordance with
Section 20.1(a) hereof covering the Equipment, and any policies taken out in substitution or replacement for any such policies, as applicable,
(i) in the case of property insurance, shall name the Indenture Trustee as the loss payee with respect to the Equipment so long as the Indenture has not been discharged in accordance with its terms and, if the Indenture has been so discharged, shall name the Owner Trustee as the loss payee with respect to the Equipment, (ii) in the case of liability insurance, shall name the Lessor Parties as additional insureds (the
"Additional Insureds"), (iii) may provide for self-insurance to the extent permitted in
Section 20.1(c) hereof, (iv) shall be primary without any right of contribution from any other insurance which is carried by or may be available to protect the Additional Insureds, (v) shall provide that in respect of the Additional
Insureds' interest in such policies the insurance shall not be invalidated by any action or inaction of the Lessee and shall insure the respective interests of the Additional Insureds regardless of any breach or violation by the Lessee of any warranty, declaration or condition contained in such policy (except for nonpayment of premiums),
(vi) shall provide that the Additional Insureds are not liable for any insurance premiums,
(vii) shall provide that if the insurers cancel such insurance for any reason whatsoever, or if any material change is made in such insurance which adversely affects the interests of any Additional Insured, or if such insurance lapses, such cancellation, change or lapse shall not be effective as to the Additional Insureds for thirty
(30) days (or 10 days in the case of cancellation or lapse for nonpayment of premiums) after receipt by the Additional Insureds of written notice by such insurers of such cancellation, change or lapse, (viii) shall otherwise contain terms and conditions, including without limitation, the payment of deductible in connection with any such insurance, that are reasonably satisfactory to the Lessor Parties, (ix) shall provide for each insurer's waiver of its right of subrogation against the Lessor, and (x) shall provide for liability insurance having "cross-liability" and
"severability of interest" endorsements.

1. 			Self-Insurance by Lessee.  The
Lessee may self-insure under a program applicable to all similarly situated equipment operated by the Lessee, but in no case shall the self-insurance with respect to the Equipment exceed (i) $1,000,000 with respect to all-risk property insurance, (ii) $1,000,000 with respect to general liability insurance and (iii)
$5,000,000 with respect to product liability insurance.

1. 			Reports, Notices, Etc.  The
Lessee shall provide to the Lessor and the Indenture Trustee (i) on the Equipment Closing
Date, the insurance certificates to be provided on the Equipment Closing Date, (ii) annually and at least five (5) days prior to the expiration or any modification of the Lessee's relevant insurance policies (A) no-default insurance certificates and
(B) a signed report of an insurance broker or insurer reasonably acceptable in form and substance to the Lessor and the Indenture Trustee, stating in reasonable detail the types of coverage and limits carried and maintained on the Equipment and certifying that such insurance complies with the terms and conditions of this Lease. The
Lessee will cause such insurance broker or insurer to advise the Lessor Parties in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Lessee of which it has knowledge and which might invalidate, cause cancellation of or render unenforceable all or any part of any insurance carried by the Lessee Party with respect to the Equipment or the any Item thereof.

		(e)	Payment of Proceeds.  All insurance
proceeds received by or payable to the Lessor on account of any damage to or destruction of the equipment or any part thereof (less the actual costs, fees and expenses incurred in the collection thereof), other than any damage or destruction constituting an Event of Loss, shall be paid over to Lessee or as it may direct from time to time as repair and restoration progresses to pay (or reimburse the Lessee for) the cost of repair and restoration of the Equipment, but only upon the written request of the Lessee accompanied by appropriate evidence reasonably satisfactory to the Lessor that the sum requested is a proper item for such cost and has been paid or will be applied to the payment of a sum then due and payable;
provided, however, that if a Material Default or Event of Default shall have occurred and be continuing any such amount shall not be paid over to the Lessee, but shall be applied as provided in
Section 9.4 hereof. Upon receipt by the Lessor of evidence reasonably satisfactory to it that repair and restoration has been completed and the cost thereof paid in full, the balance, if any, or such proceeds shall be promptly paid over or assigned to the Lessee or as it may direct unless a Default shall have occurred and be continuing, in which case such balance shall be applied as provided in
Section 9.4 hereof.

		(f)	Additional Insurance by Lessor.  At
any time, any Lessor Party may at its own expense and for its own account carry insurance with respect to the Equipment; provided, that such insurance does not increase the cost of or interfere with the Lessee's ability to obtain insurance with respect to the Equipment. Any insurance payments received from policies maintained by such Lessor Party pursuant to the previous sentence shall be retained by such Lessor
Party without reducing or otherwise affecting the Lessee's obligations hereunder.

		(g)	Right of Lessor to Provide
Insurance. If the Lessee does not procure any insurance required by this Section 20.1, then the Lessor may, but shall not be obligated to, procure such insurance, and the Lessee shall pay the premiums thereon to the Lessor promptly upon demand. The Lessor shall not, by the fact of approving, disapproving, accepting, preventing, obtaining, or failing to obtain any such insurance, incur any liability for the form or legal sufficiency of insurance policies, or solvency of insurers with respect to payment of losses, and the Lessee shall assume full responsibility therefor and all liability with respect thereto.


I. ARTICLE

Owner Trustee

A. 	SECTION   Successor Trustee; Co-Trustee.
In the case of the appointment of any successor trustee pursuant to the terms of the Trust
Agreement, such successor trustee (in its capacity as Owner Trustee on behalf of the Owner Trust) shall, upon written notice by such successor trustee to the Lessee, succeed to all the rights, duties, powers, obligations and title of the Lessor hereunder and under the other Operative
Documents and shall be deemed to be the Lessor and the legal owner (in each case, on behalf of the Owner Trust) of the Equipment for all purposes hereof and each reference herein and in the Operative Documents to the "Lessor" shall mean any such successor trustee. The Lessor or any successor trustee from time to time serving as the Lessor hereunder may from time to time appoint one or more trustees or separate trustees pursuant to the terms of the Trust Agreement to exercise or hold any of or all the rights, powers and title of the Lessor hereunder. No such appointment of any successor trustee, trustee or separate trustee shall require any consent or approval by the Lessee or shall in any way alter the terms of this Lease or the obligations of the Lessee or the Lessor hereunder. The appointment of one successor trustee, trustee or separate trustee shall not exhaust the right to appoint further successor trustees, trustees and separate trustees pursuant to the Trust Agreement, but such right may be exercised repeatedly so long as this Lease may be in effect.


I. ARTICLE

Confidentiality

A. 	SECTION   Confidentiality.  The Lessor
Parties agree to take normal and reasonable precautions in accordance with their normal procedures and exercise due care to maintain the confidentiality of all information relating to the Lessee, the Guarantor and their respective
Affiliates, which has been identified as confidential by the Lessee or the Guarantor, and neither the Lessor Parties nor any of their Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Lease; except to the extent such information (a) was or becomes generally available to the public other than as a result of a disclosure by the Lessor Parties, or
(b) was or becomes available on a non-confidential basis from a source other than the Lessee or the Guarantor; provided, that such source is not bound by a confidentiality agreement with either the Lessee or the Guarantor known to the Lessor
Parties; and provided, further, that any Lessor
Party may disclose such information (i) at the request or pursuant to any requirement of any Governmental Authority to which such Lessor Party is subject or in connection with an examination of such Lessor Party by any such Governmental
Authority including, without limitation, the
National Association of Insurance Commissioners and any other industry regulators, (ii) pursuant to subpoena or other court process, (iii) when required to do so in accordance with the provisions of any Applicable Law, (iv) to each Lessor Party's independent auditors and other professional advisors and (v) to any Person and in any proceeding necessary in any Lessor Party's judgment to protect such Lessor Party's interests in connection with any claim or dispute involving the Lessor Party. Notwithstanding the foregoing, the Lessee authorizes the Lessor Parties to disclose to any participant or assignee or purchaser of Equipment (each, a "Transferee"), to any prospective Transferee and to any Affiliate, such financial and other information in the Lessor
Parties' possession concerning the Lessee, the Guarantor or their respective Affiliates which has been delivered to the Lessor Parties pursuant to this Lease or the Participation Agreement;
provided, that unless otherwise agreed by the Lessee or the Guarantor, as applicable, the Transferee agrees in writing to such Lessor
Parties to keep such information confidential to the same extent required of the Lessor Parties hereunder.

I. ARTICLE

Miscellaneous

A. 	SECTION   Documentary Conventions.  This
Lease shall be governed by, and construed in accordance with, all the Documentary Conventions;
provided, however, that no amendment, supplement, or modification of this Lease which would have the effect of (a) increasing the amount of, or bringing forward in time the due date for any payment obligation of the Lessee, (b) amending the Guarantor's express rights of consent set forth in Articles VII and X, (c) amending this Section 23.1 or (d) reducing any period of time set forth in
Section 13.1 for the cure or remedy of any Default described therein, shall be effective as against the Guarantor unless made by an instrument in writing signed by the Guarantor.

A. 	SECTION   Effective Upon Delivery.  This
Lease shall take effect upon delivery hereof.

A. 	SECTION    Intent to Treat as a Lease.
This Lease constitutes an agreement of lease as to the Equipment, and nothing herein shall be construed as conveying to the Lessee any right, title or interest in or to the Equipment except as lessee.

	SECTION 23.4  Investment of Funds.  Any
moneys held by the Lessor (or, so long as the Lien of the Indenture shall remain in effect, the Indenture Trustee) as security hereunder for future payments to Lessee shall, until paid to the Lessee, be invested by the Lessor (or, so long as the Lien of the Indenture shall remain in effect, the Indenture Trustee) as the Lessee may from time to time direct in writing (and in absence of a written direction by Lessee or if a Default or an Event of Default shall have occurred and be continuing, there shall be no obligation to invest such moneys but such moneys may be invested as directed by the Owner Participant in Permitted
Investments. There shall be promptly remitted to the Lessee or its order (but no more frequently than monthly) any gain (including interest received) realized as a result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless a Default or an Event of Default shall have occurred and be continuing.
The Lessee shall be responsible for any net loss realized as a result of any such investment and shall reimburse the Lessor (or, so long as the Lien of the Indenture shall remain in effect, the Indenture Trustee) for any such net loss on demand.

	SECTION 23.5  Limited Liability of Lessor.
It is expressly agreed and understood that all representations, warranties and undertakings of the Lessor hereunder shall be binding upon the Lessor only in its capacity as Owner Trustee under the Trust Agreement and the institutions or Persons acting as the Lessor shall not be liable hereunder to their individual capacity for any breach thereof, except for their gross negligence or willful misconduct or for breach of its covenants, representations and warranties contained herein, to the extent expressly covenanted or made in their individual capacity.

	Except as provided in the previous sentence as relates solely to the liability of the institutions or Persons acting as the Lessor for its own gross negligence or willful misconduct, any claims based on or in respect of any liability of the Lessor under this Lease shall be enforced only against the Trust Estate and not against any other tangible or intangible assets, properties or funds of (i) Fleet in its individual capacity (ii) any shareholder or beneficiary of Fleet as Owner
Trustee or in its individual capacity or any director, officer, employee or agent of Fleet as Owner Trustee or in its individual capacity (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any predecessor or successor partnership or corporation (or other entity) of Fleet in its individual capacity or any of its shareholders or beneficiaries, either directly or through Fleet or its shareholders or any predecessor or successor partnership or corporation of their shareholders, officers, directors, employees or agents (other than entity) or (iv) any other Affiliate of any of the foregoing, or any director, officer, employee or agent of any thereof.

	SECTION 23.6.  Identification of Equipment.
No later than September 30, 1997, the Lessee shall
(i) number and tag each Item of Equipment identifying it as being owned by the Owner Trustee and (ii) provide a written report confirming the completion of such tagging and specifying the numbers assigned to each Item of Equipment.


[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]


	IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have each caused this Lease Agreement to be duly executed as of the date first above written.


						FLEET NATIONAL BANK,
not in its individual capacity
but solely as Owner Trustee, on behalf
of THE ZENITH ELECTRONICS EQUIPMENT OWNER
TRUST 1997-I, as LESSOR



	By:
						Name:
						Title:



						ZENITH ELECTRONICS CORPORATION,
					as LESSEE


	By:
						Name:
						Title:


[BELONGS IN FRONT PART OF DOCUMENT]

TABLE OF CONTENTS


                               Page

ARTICLE IDefinitions and Usage	1
SECTION 1.1  Definitions and Usage	1

ARTICLE IILease of Equipment	1
SECTION 2.1  Lease of Equipment; Lease
Supplements	1
SECTION 2.2  Lease Term	1

ARTICLE IIIRent	2
SECTION 3.1  Basic Rent.	2
SECTION 3.2  Supplemental Rent	2
SECTION 3.3  Minimum Amount of Basic Rent Payments	2
SECTION 3.4  Method of Payment	3
SECTION 3.5  Late Payment	3
SECTION 3.6  Net Lease; No Set-off, Counterclaims, etc.	3
SECTION 3.7  Adjustments to Basic Rent,
Casualty Value,Termination Value and EBO Price	5
SECTION 3.8  Accrued Basic Rent	5

ARTICLE IV

Representations, Warranties and Agreements as to
Equipment	6
SECTION 4.1  Disclaimer of Warranties.	6
SECTION 4.2  Lessee To Exercise Certain Rights	6

ARTICLE VLiens; Quiet Enjoyment	7
SECTION 5.1  Liens.	7
SECTION 5.2  Quiet Enjoyment	7
SECTION 5.3  Personal Property.	8

ARTICLE VIOperation; Maintenance	8
SECTION 6.1  Operation and Maintenance.	8
SECTION 6.2  Replacement of Parts	9
SECTION 6.3  Relocation.	11
SECTION 6.4  Modification.	12

ARTICLE VIIObsolescence Termination	14
SECTION 7.1  Item Obsolescence	14
SECTION 7.2  Retention by Lessor	14
SECTION 7.3  Bids for Terminated Items	16
SECTION 7.4  Conditions of Termination;
Effect of Termination	17

ARTICLE VIIIReturn of Equipment	18
SECTION 8.1  Notice of Return	18
SECTION 8.2  Return of Equipment	18
SECTION 8.3  Marketing of Returned Item.	20
SECTION 8.4  Governmental Approvals	20
SECTION 8.5  Additional Parts	20

ARTICLE IXLoss, Destruction, Condemnation, Damage, etc.	21
SECTION 9.1  Replacement; Payment of Casualty Value.	21
SECTION 9.2  Application of Payments Upon an Event of Loss.	24
SECTION 9.3  Seizure, Requisition,
Application of Payments Not Relating to an Event of Loss.	25
SECTION 9.4  Applications During Default or Event of Default	25
SECTION 9.5  Application of Article VI	26

ARTICLE XEarly Buy-Out Option	26
SECTION 10.1  Early Buy-Out.	26

ARTICLE XIAssignment and Sublease	27
SECTION 11.1  Lessee Assignments and Subleases.	27
SECTION 11.2  Lessor Assignments.	28

ARTICLE XIIInspection	28
SECTION 12.1  Inspection.	28

ARTICLE XIIIEvents of Default	29
SECTION 13.1  Events of Default.	29

ARTICLE XIVRemedies	31
SECTION 14.1  Remedies.	31
SECTION 14.2  Lessor Rights.	35

ARTICLE XVRight to Perform for Lessee	35
SECTION 15.1  Right To Perform.	35
SECTION 15.2  Lessor as Lessee's Agent and Attorney	36

ARTICLE XVIRenewal Option	36
SECTION 16.1  Renewal Notice.	36
SECTION 16.2  Lease Supplement; Renewal Rent	37
SECTION 16.3  Determination of Fair Market Rental Value	37

ARTICLE XVIIPurchase Options	37
SECTION 17.1  Purchase Notice	37
SECTION 17.2  Transfer of Item.	38
SECTION 17.3  Determination of Fair Market Sales Value	38

ARTICLE XVIIIFurther Assurances	39
SECTION 18.1  Further Action by Lessee	39
SECTION 18.2  Notice of Default or Event of Default	39
SECTION 18.3  Information Regarding Items.	39

ARTICLE XIXTrust Indenture Estate as Security for
Lessor's Obligations to Lenders	40
SECTION 19.1  Assignment to Indenture Trustee.	40

ARTICLE XXInsurance	41
SECTION 20.1  Insurance	41

ARTICLE XXIOwner Trustee	43
SECTION 21.1  Successor Trustee; Co-Trustee	43

ARTICLE XXIIConfidentiality	44
SECTION 22.1  Confidentiality.	44

ARTICLE XXIIIMiscellaneous	45
SECTION 23.1  Documentary Conventions.	45
SECTION 23.2  Effective Upon Delivery.	45
SECTION 23.3  Intent to Treat as a Lease.	45
SECTION 23.4  Investment of Funds.	45
SECTION 23.5  Limited Liability of Lessor.	45
SECTION 23.6  Identification of Equipment.	46



List of Schedules

Schedule A:	Form of Lease Supplement
Schedule B:	Form of Schedule of Equipment